                                                                   EXHIBIT 10.15


[LETTERHEAD OF VAULATION ASSOCIATES]


                     COMPLETE APPRAISAL - RESTRICTED REPORT

                                       OF

                             THE AGGREGATE VALUE OF
                     THE LEASED FEE AND FEE SIMPLE INTERESTS
                            OF PROPERTIES WITHIN THE
                              PROPERTY PORTFOLIO OF
                            CNL INCOME FUND XIV, LTD.
                     CALENDAR YEAR ENDING DECEMBER 31, 1998

                                       FOR

              CNL INCOME FUND XIV, LTD., AND ITS GENERAL PARTNERS,
                      MR. JAMES SENEFF, MR. ROBERT BOURNE,
                           AND CNL REALTY CORPORATION
                              400 EAST SOUTH STREET
                             ORLANDO, FLORIDA 32801

                                       BY

                  VALUATION ASSOCIATES REAL ESTATE GROUP, INC.
                            732 NORTH THORNTON AVENUE
                             ORLANDO, FLORIDA 32803

                           EFFECTIVE DATE OF APPRAISAL
                                DECEMBER 31, 1998

                                 DATE OF REPORT
                                 JANUARY 6, 1999

                                    VAI8-1314


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

                                TABLE OF CONTENTS

                         Introduction/Letter of Transmittal

                Tab A    Summary Discussion of Valuation Methodology
                         & Cash Flows

                Tab B    Liquidation Value

                         Addendum

                         Additional General Assumptions, Special
                         Assumptions and Limiting Conditions
                         Brief Concept Overviews
                         Industry Trends/Charts


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

[LETTERHEAD OF VAULATION ASSOCIATES]


January 6, 1999

CNL Income Fund XIV, Ltd., and its General Partners
Mr. James Seneff, Mr. Robert Bourne, and CNL Realty Corporation
400 East South Street
Orlando, Florida 32801

RE: Aggregate market value of the leased fee and fee simple interests of the properties within the property portfolio of CNL Income Fund XIV, Ltd.

Dear Sirs:

In response to your request, we have developed an estimate of the aggregate market value of the specific interests in the properties included in the above referenced portfolio. This portfolio contains 57 properties in 16 states. We have prepared this complete appraisal in a restricted format. The basis of the valuation was data which included rental rates, current lease data, certified to us to our satisfaction by the client described herein and affiliates, and other related market information available to us which we deemed reliable and relevant or material in our professional judgement. Property rights appraised in this assignment are the market values of the leased fee and fee simple interests and the effective date of valuation is December 31, 1998.

This is a Restricted Appraisal Report which complies with the reporting requirements set forth under Standard Rule 2-2(c) of the Uniform Standards of Professional Appraisal Practice for a Restricted Appraisal Report. As such, it presents minimal discussion of the data, reasoning, and analyses that were used in the appraisal process to develop the appraiser's opinion of value. Supporting documentation concerning the data, reasoning and analyses is retained in the appraiser's file. The depth of discussion contained in this report is specific to the needs of the client and for the intended use stated below. The report cannot be understood properly without additional information in the workfile of the appraiser. The appraiser is not responsible for unauthorized use of this report.


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

It should be noted that the restricted report format has a use restriction that limits reliance on the report to the client and its agents, advisors, and representatives, and/or for the intended uses as described herein, and considers anyone else using the report as an unintended user.

The market data obtained during our research and analysis includes the rental rates and terms, expense information, and other property specific data on the parcels within the portfolio and in their respective markets. In addition, we have utilized appropriate data gleaned from other reliable sources in developing our value conclusions. All important data is hereby incorporated by reference and will be maintained in our permanent files.

The estimate of value was developed in conformance with the Uniform Standards of Professional Appraisal Practice (USPAP), as promulgated by the Appraisal Foundation, as well as the Uniform Standards of Professional Appraisal Practice and the Code of Ethics of the Appraisal Institute.

We have found it necessary to make certain uniform and standardized economic forecasts, which were based upon present and past economic conditions. We have no control over future legislation or economic changes which may affect the value of the individual properties which, taken as a whole, comprise the portfolio.

To the best of our knowledge and belief, the statements contained in this appraisal, as well as the opinions upon which they are based, are correct, subject to the assumptions and limiting conditions set forth in this document. We have no interest, either present or contemplated, in the properties appraised, and neither our employment nor our compensation is contingent upon the reporting of a predetermined value, or direction in value that favors the cause of the client, the amount of the value estimate, the attainment of a stipulated result, or the occurrence of a subsequent event.

The appraisal value is based upon certain underlying Special Assumptions which are set forth in the following section. These are in addition to our standard General Assumptions and Limiting Conditions which are located in the addendum. The reader is referred to the appropriate section of the report regarding these matters.


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

After thorough consideration of all factors involved in this assignment, it is our judgement that the Market Value of the Leased Fee and Fee Simple Interests in the properties within the portfolio of CNL Income Fund XIV, Ltd., as of the effective date of valuation, December 31, 1998, is:

                                 $43,580,000.00

We appreciate the opportunity to prepare this appraisal for you. If you have any questions, we would welcome your call.

Respectfully Submitted,

VALUATION ASSOCIATES REAL ESTATE GROUP, INC.


/s/ Edward P. Karabedian                     /s/ Laurence R. Goldenberg

Edward P. Karabedian, MBA                    Laurence R. Goldenberg, MBA, MURP
Principal                                    Vice President
General Associate Member of the Appraisal    State Certified General Appraiser
Institute                                    #RZ0001980
State Certified General Appraiser
#RZ0000782


/s/ Vincent Maldonado                        /s/ James R. White

Vincent Maldonado                            James R. White, MAI, SRA
Principal                                    Managing Director/Real Estate Group
General Associate Member of the Appraisal    State Certified General Appraiser
Institute                                    #RZ0001875
State Certified General Appraiser            Technical Desk Review Only
#RZ0001249


/s/ Ben Abdallah

Ben Abdallah, MA
Associate

:dmh


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                                                                        Fund XIV
                                                                          Page 1


                              CERTIFICATE OF VALUE
                              --------------------

We certify that, to the best of our knowledge and belief:

-     The statements of fact contained in this report are true and correct.

- The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions, and are our personal, unbiased professional analyses, opinions, and conclusions.

- We have no present or prospective interest in the property that is the subject of this report, and we have no personal interest or bias with respect to the parties involved.

- Our compensation is not contingent upon the reporting of a predetermined value or direction in value that favors the cause of the client, the amount of the value estimate, the attainment of a stipulated result, or the occurrence of a subsequent event, nor a specific loan amount or value.

- Our analyses, opinions, and conclusions were developed, and this report has been prepared, in conformity with the Uniform Standards of Professional Appraisal Practice and the requirements of the Code of Professional Ethics and Standards of Professional Practice of the Appraisal Institute.

- We have not made a personal inspection of the property that is the subject of this report.

- No one provided significant professional assistance to the persons signing this report.

- The use of this report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives.


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                                                                        Fund XIV
                                                                          Page 2


In the final analysis, after thorough consideration given to all important factors in this valuation, including the specified Assumptions and Limiting Conditions, it is our judgement that the Aggregate Market Value of the Leased Fee and Fee Simple Interest of CNL Income Fund XIV, Ltd., subject to the general assumptions and limiting conditions set forth herein as of the effective date of analysis, December 31, 1998, is:

                                 $43,580,000.00

Respectfully Submitted,


/s/ Edward P. Karabedian                     /s/ Vincent Maldonado

Edward P. Karabedian, MBA                    Vincent Maldonado
Principal                                    Principal
General Associate Member of the Appraisal    General Associate Member of the
Institute                                    Appraisal Institute
State Certified General Appraiser            State Certified General Appraiser
#RZ0000782                                   #RZ0001249


/s/ Laurence R. Goldenberg                   /s/ James R. White

Laurence R. Goldenberg, MBA, MURP            James R. White, MAI, SRA
Vice President                               Managing Director/Real Estate Group
State Certified General Appraiser            State Certified General Appraiser
#RZ0001980                                   #RZ0001875


/s/ Ben Abdallah

Ben Abdallah, MA
Associate



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                                                                        Fund XIV
                                                                          Page 3


DEFINITIONS
-----------

In addition to estimating the Market Value of the Fund as requested by the client, we have also estimated the Liquidation Value. Moreover, and for clarification, we have explored the concept of Disposition Value which relates closely to the other concepts. The definitions of these classifications of value are as follows:

*Market Value: the most probable price which a specified interest in real property is likely to bring under all the following conditions:

      I.    Consummation of a sale as of a specified date.

      II.   Open and competitive market for the property interest appraised.

      III.  Buyer and seller each acting prudently and knowledgeably.

      IV.   Price not affected by undue stimulus.

      V.    Buyer and seller typically motivated.

      VI.   Both parties acting in what they consider their best interest.

      VII. Adequate marketing efforts made and a reasonable time allowed for exposure in the open market.

      VIII. Payment made in cash in U.S. dollars or in terms of financial arrangements comparable thereto.

      IX. Price represents the normal consideration for the property sold, unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.

*Disposition Value: the most probable price which a specified interest in real property is likely to bring under all of the following conditions:

      I. Consummation of a sale within a limited future marketing period specified by the client.

      II. Current actual market conditions for the property interest appraised.


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                                                                        Fund XIV
                                                                          Page 4


      III.  The buyer and seller are each acting prudently and knowledgeably.

      IV.   The seller is under compulsion to sell.

      V.    The buyer is typically motivated.

      VI.   Both parties are acting in what they consider their best interests.

      VII. Adequate marketing effort will be made in the limited time allowed for completion of a sale.

      VIII. Payment will be made in cash in U.S. dollars or in terms of financial arrangements comparable thereto.

      IX. The price represents the normal consideration for the property sold, unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.

*Liquidation Value: the most probable price which a specified interest in real property is likely to bring under all of the following conditions:

      I. Consummation of a sale within a severely limited future marketing period specified by the client.

      II. Current actual market conditions for the property interest appraised.

      III.  The buyer is acting prudently and knowledgeably.

      IV.   The seller is under extreme compulsion to sell.

      V.    The buyer is typically motivated.

      VI. The buyer is acting in what he or she considers his or her best interests.

      VII. A limited marketing effort made and limited time allowed for the completion of sale.


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                                                                        Fund XIV
                                                                          Page 5


      VIII. Payments will be made in cash in U.S. dollars or in terms of financial arrangements comparable thereto.

      IX. The price represents the normal consideration for the property sold, unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.

Discount Rate: A rate of return commensurate with perceived risk used to convert future payments or receipts to present value.

Leased Fee Estate: An ownership interest held by a landlord with the right of use and occupancy conveyed by lease to others; the rights of lessor or the leased fee owner and leased fee are specified by contract terms contained within the lease.

Fee Simple Estate: Absolute ownership unencumbered by any other interest or estate subject only to the four powers of government.

Reversion: A lump sum benefit that an investor receives or expect to receive at the termination of an investment.

Reversionary Right: The right to repossess and resume full and sole use and ownership of real property that has been temporarily alienated by a lease, an easement, etc.; may become effective at a stated time or under certain conditions, e.g., the termination of a leasehold, the abandonment of a right-of-way, the end of the estimated economic life of the improvements.

Overall Rate of Capitalization: An annual percentage rate that expresses the relationship between Net Operating Income and present worth or value for the entire investment or property. In mortgage-equity analysis (especially the Ellwood formulation), this is also termed the Composite Rate or Composite Overall Rate. This label reflects the fact that it incorporates pro rated capital appreciation or depreciation along with Net Operating Income.

Highest and Best Use: The reasonably probable and legal use of vacant land or an improved property which is physically possible, appropriately supported, financially feasible, and that results in the highest and best use.


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                                                                        Fund XIV
                                                                          Page 6


Underlying Special Assumptions of the Valuation
-----------------------------------------------

In order to accurately and effectively complete the valuation process, the appraised value is predicated upon certain conditions. These are set forth as follows.

1. The client has furnished us with summarized data pertaining to such elements as, but not limited to, sales volumes, lease data, property specific data, etcetera, which it and its general partners have certified to us is true, correct, and complete in all material respects. For purposes of this analysis, it is assumed that the data are accurate, true and complete. It is recognized that it would not be possible to individually verify each physical lease and/or portion of the property data furnished to us. However, based upon our familiarity with these properties and the geographic markets in which they are located, nothing has come to our attention which would lead us to conclude that any of the information provided to us is inaccurate in any material respect. In instances where summarized data with respect to a particular property was not available, we have utilized projections for certain elements such as renewal option periods, rental rates and other data, which we have determined based upon our knowledge of the properties, and in some cases, our prior experience with the operators, and our knowledge of the geographic markets in which such properties are located.

2. We have completed the valuation of the subject portfolio without conducting personal inspections of each of the properties immediately prior to estimating their value. It is recognized that Valuation Associates Real Estate Group, Inc., or its related companies and/or representatives, has at various times in the past, inspected and appraised a majority of the properties in this portfolio and we are familiar with the various geographic market areas involved. Consequently, we have assumed, unless otherwise specified, based upon certificates provided to us by the client and its general partners, that each property is in good physical condition and continues to exhibit good functional utility and level of modernization in keeping with the current standards of the individual restaurant or retail brand.


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                                                                        Fund XIV
                                                                          Page 7


3. It is assumed, based upon certificates provided to us by the client and its general partners, that each of the properties is free from any pending or proposed litigation, civil engineering improvements, or eminent domain proceedings which could affect the respective property's value unless so indicated.

4. Certain properties within the portfolio are presently under conversion construction. The client may have certified data to us relative to construction cost, lease information, building specifications, etc. We assume that this information, if provided, is complete, true and correct.

5. In our professional judgement and based upon our prior experience with the properties and our testing of selected data based on market information and databases available to us and which we deem reliable, it is reasonable for us to rely upon the certificates described herein.

6. For purposes of this assignment, unless otherwise specified, we believe that the existing building improvements represent the Highest and Best Use of the respective properties.

7. There are 10 properties within the portfolio which are under joint venture agreement; some of which appear in more than one Fund. As a result, we have allocated the respective proportionate value share to each respective fund separately.

8. The value estimate does not include furniture, fixtures and equipment in the respective stores, as these items are assumed to belong to the tenant and the valuation is based upon land and building only. As used herein, "furniture, fixtures and equipment" means those removable items which are necessary for the operation of the business, including items such as all kitchen equipment, seating, tables, smallwares, display cases, cash registers, intercom/music systems, window treatments, signage, and so forth. Other items such as heating and cooling systems, electrical service, restroom fixtures, water heaters, floor coverings, and landscaping, etc., are considered to be part of the real estate.


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                                                                        Fund XIV
                                                                          Page 8


9. It has been our experience in the appraisal of restaurants that the total rent as a percentage of sales volume generally falls within a market derived range. For purposes of this assignment, we have not made an analysis of any lease renewals which may occur during the holding period in order to ascertain whether the future sales will fall within these parameters unless specified herein. Operators of stores currently performing at or above the average unit volume of the respective concept are assumed to exercise the options at the terms and conditions of the last lease term or as specified in the lease renewal option detail.

10. It is recognized that, generally, varied amounts of risk are inherent with the type of restaurant operator, whether corporate or private; single or multi-unit. Our judgement with respect to these risks is reflected in our valuation methodology described below.

11. As of this writing, Long John Silver's and Boston Market are protected by bankruptcy laws. Because of the uncertainty of the future of these companies, we have used market level rents as well as capitalization rates in the analysis of any vacated locations with respect to such tenants.

12. Additional General Assumptions and Limiting Conditions relied upon in the analysis may be found in the Addenda section of this report.

Purpose of the Appraisal
------------------------

The purpose of the appraisal was to estimate the aggregate market value and liquidation value of the leased fee and fee simple interests of properties within the referenced portfolio. The appraisal will be used for financial analysis and decision making in connection with the possible merger or acquisition of CNL Income Fund XIV, Ltd. with and into CNL American Properties Fund, Inc. or its subsidiaries or affiliates, and evaluation by the limited partners of CNL Income Fund XIV, Ltd., the financial advisers of CNL Income Fund XIV, Ltd., and the general partners of CNL Income Fund XIV, Ltd. regarding the acceptance and fairness of the types and amounts of consideration to be deliverable to the limited partners of CNL Income Fund XIV, Ltd. in connection with such merger or acquisition.


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                                                                        Fund XIV
                                                                          Page 9


Effective Date of Valuation
---------------------------

The effective date of valuation is December 31, 1998.

Highest and Best Use
--------------------

In this analysis, the highest and best use of a particular property which is currently operating and encumbered by a long term lease is assumed to be represented by the existing building improvements. The highest and best use of a property which has been closed is assumed to be commercial with contributory value attributable to the building improvements.


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                                                                        Fund XIV
                                                                         Page 10


Valuation Methodology/Scope of Work
-----------------------------------

The portfolio consists of CNL Income Fund XIV, Ltd., which comprises a total of 57 individual properties located in 16 states, of which 10 are joint ventures within various affiliated funds. There are 14 different operating restaurant concepts.

The properties were initially segregated by region since it has been observed that certain areas of the country tend to have value and demand characteristics that differ from others. The three defined regional areas are California, the western US (comprising Nevada, Arizona, Oregon, and Washington), and the remaining states within the Continental US which form the third region. There are no properties within the fund situated in Alaska or Hawaii or the US Territorial possessions.

Within each geographical region, the properties are further classified relative to their operational characteristics. These categories are either corporate multi-unit operators or private/single unit operator types. These differing operational structures tend to exhibit variable risk characteristics and cash flows.

The above categories are further delineated by their operational status. The sub-categories are identified as follows:

1.    Store Operating normally with rent being paid

2.    Closed store - corporate paying rent

3.    Closed store - franchisee paying rent

4.    Closed store - corporate in bankruptcy/no rent

5.    Closed store - private operator paying partial rent

6.    Closed store - franchisee paying no rent

7.    Closed store - private operator paying no rent

8.    Store under construction.


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                                                                        Fund XIV
                                                                         Page 11


The appraisal of the market value in the leased fee and fee simple interests in the properties in the portfolio primarily involved the use of the Cost Approach and the Income Approach to Value as necessary. The Cost Approach was used only in instances where a reversionary value was required and the use of direct capitalization would not have been the method of choice. The Sales Comparison Approach was used if the valuation of the underlying land of a particular property were required and for select closed locations with no current contract rent. No truly comparable sales of large portfolios of comparable properties were found during our research phase; thereby rendering the Sales Comparison Approach for entire portfolios to be not applicable. Since the assignment principally involves the estimation of the aggregate market value of the leased fee and fee simple interests of the properties in the portfolio, the most applicable avenue to value is, in our professional judgement, the Income Approach utilizing the Discounted Cash Flow Analysis. However, we have compared the market value figures arrived at herein against comparative sale databases available to us and which we deem reliable, and have concluded that the market value herein stated is, with respect to individual properties, in the range of comparative individual property sales occurring in the general markets for such properties. As noted above, all data, reasoning, and analyses of the appraiser not specifically set forth herein is maintained in the appraiser's files.

Most of the properties within the portfolio are encumbered by long term leases. The remaining terms for fully owned properties range from 8 to 20 years exclusive of renewal options which may exist. The remaining terms for the joint venture properties range from 13 to 20 years exclusive of renewal options which may exist.

The value of the properties under the Income Approach is developed by the capitalization of the lease payments into present value utilizing a Discounted Cash Flow analysis. The annual lease payments were discounted based upon payments made monthly in advance. Income and expenses were on a calendar basis.


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                                                                        Fund XIV
                                                                         Page 12


In addition to the value of the property's income stream, there will be a property reversion consisting of land, building improvements, or both. The value of the reversion at the end of the holding period was estimated and a discount factor applied for its conversion to present value. The 11th year's scheduled income was utilized in the calculation of the future value of the reversion as the estimate of future value of the reversion considers an investor's analysis of future income expectation. When viewed from the tenth year of the holding
   ------
period, the eleventh or next year of the holding period thereby represents such expectation.



General Cash Flow Assumptions
-----------------------------

Certain other assumptions relative to the cash flow analysis were made. These include a ten year holding period, a 1% annual allowance for management fee and a flat amount of $200 per property per year for miscellaneous expenses such as bookkeeping, legal fees, and other pro-rata charges. Unless specified, no vacancy or collection loss was taken due to the non-cancellable long term leases. Where lease renewal options are available, we have assumed that they would be exercised, providing that the store was currently operating at or above the average unit volume for that particular concept, or anticipated future contract lease payments are at or below 15% of reported gross sales volume. The income stream of vacant stores with creditworthy corporate operators paying rent were discounted at the same rate as those same operators of operating stores.

In the valuation of those stores for which no sales volume data were available and with leases expiring during the holding period, we assume that the lease payments are no more than 15% of the store's current sales volume. Based upon our experience and professional judgement, we believe this to be a reasonable assumption because of the market data available to us as of the valuation date.

Where client certified data indicates either no percentage rent or a negative amount with respect to a particular store, we assume that this store's sales will not exceed the breakpoint (i.e., the level of sales at which percentage rent will become payable) during the holding period.


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                                                                        Fund XIV
                                                                         Page 13


Percentage rent was computed based upon stabilized sales volume and lease terms. The payment of percentage rent, if any, is assumed to take place following the end of the applicable lease year.

The percentage rent portion of lease cash flows was discounted to present value at a rate approximately 400+/- basis points greater than that selected for the contract rent to reflect the increased risk involved with this type of income stream. A commensurate terminal capitalization rate spread on the percentage rent for this portion of the projected income was also utilized.

Any Checkers restaurant properties which may be found in the fund are reported to be ground leases only. Therefore, the reversion value indicates land value only. The value of the underlying land was projected to increase 2+/-% per annum during the holding period to account for inflationary demand pressure over the remaining lease term for these sites only.

Relative to properties that are currently vacant with no rent being paid, the estimate of market rent was based upon such factors as the property's listing information as provided by the client, our previous appraisal of the property (if performed), our appraisal of similar properties within that region or sub-market, limited discussions with specific market participants, and other relevant economic rental information within our proprietary database.

At the end of the ten year holding period, we have assumed that the properties would be sold in an orderly manner. We have utilized a 2.0% sales expense which encompasses any fees for brokerage or attorneys, applicable closing costs, and miscellaneous charges, which may be incurred by the fund upon disposition of the real estate assets exclusive of any buyer paid transaction costs associated with such disposition.

The contractual base rent portion of the lease cash flow was discounted to present value using discount rates chosen on a property by property basis, as specified below. The selection of the adopted property specific discount rate was based upon our site and tenant specific analysis of the risk involved. The segments of risk include those applicable to the market both general and specific, lessee/borrower risk and property risk. The final selection of the rates is the culmination of the analysis and interpretation of attitudes and expectation of market participants relative to a comparison with a variety of alternative investment vehicles and transactions. These include


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                                                                        Fund XIV
                                                                         Page 14


stocks, bonds, other real estate investments, or various equity participations. Also considered in our analysis were the individual franchisor's company profile and strength gathered from sources such as stock reports, investor publications, trade journals, discussions with market participants, and other sources which we deem reliable in our professional judgement.

During the course of our analysis of CNL Income Fund XIV, we have considered a variety of important factors including those noted above, we have utilized discount rates applicable to the income streams between 8.75% and 12.50%, whereas terminal capitalization rates applicable to the calculation of the reversions range between 9.50% and 12.50%, depending upon the property.

Although the assumptions set forth herein have served as an overall guide during the valuation process, and such assumptions are reasonable in our professional judgement, and based upon our experience in the relevant market, each individual property and its related information, data, and client-sourced documentation has been examined as necessary to derive the final value conclusion.

The following sections set forth the cash flows, operator and concept overviews, and certain other important statistical data referenced and relied upon during the course of our analysis.


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

Fully Owned Properties
----------------------

Income Fund                  Fund 14                   Fund 14                       Fund 14                      Fund 14
Property #                      1                         2                             3                            4
% owned                      100.0%                     100.0%                       100.0%                        100.0%
Unit Ref#                  114-421573                 114-381596                   114-381597                    114-381598
Status                      Occupied                 Vacant/Rent                    Occupied                      Occupied
Concept                        JIB                     Hardee's                     Hardee's                      Hardee's
Operator                 Foodmaker, Inc.      Flagstar Enterprises, Inc.   Flagstar Enterprises, Inc.    Flagstar Enterprises, Inc.
City                      Mesquite, TX              Nashville, TN                  Antioch, TN                  Franklin, TN
Date Acquired               11/10/93                   11/10/93                     11/10/93                      11/10/93
Building SF                   2,783                     3,550                         3,550                        3,550
Investment Type                L&B                       L&B                           L&B                          L&B
Lease Expiration            07/26/11                   07/29/13                     07/29/13                      07/29/13
% rent 1996                    $0                         $0                           $0                            $0
% rent 1997                    $0                         $0                           $0                            $0
Sales Vol 1993                $383                       n/a                          $482                          $416
($K)
Sales Vol 1994                $937                       n/a                         $1,102                         $996
Sales Vol 1995               $1,006                      n/a                          $925                          $965
Sales Vol 1996               $1,142                      n/a                          $893                          $923
Sales Vol 1997               $1,194                      n/a                          $851                          $835
Annualized 1998              $1,026                      n/a                          $788                          $770
% Rent Breakpoint             rent                       n/a                          rent                          rent

Avge. Chain Unit           $1,100,000                    N/A                        $880,000                      $880,000
Vol.
Stab. Annual % Rent            $0                         $0                           $0                            $0

DISCOUNT RATE                 9.00%                     10.50%                       10.25%                        10.25%
TERMINAL CAP. RATE            9.75%                     11.25%                       11.00%                        11.00%
ESTIMATED VALUES           $1,131,986                  $848,568                     $787,213                      $626,906

Gross Rental Income
Year 1                       $97,935                   $81,804                       $74,106                      $59,051
Year 2                       $97,935                   $81,804                       $74,106                      $59,051
Year 3                       $97,935                   $85,895                       $77,811                      $62,003
Year 4                       $97,935                   $91,621                       $82,999                      $66,137
Year 5                      $102,015                   $91,621                       $82,999                      $66,137
Year 6                      $107,728                   $91,621                       $82,999                      $66,137
Year 7                      $107,728                   $91,621                       $82,999                      $66,137
Year 8                      $107,728                   $96,202                       $87,149                      $69,444
Year 9                      $107,728                   $102,615                      $92,959                      $74,073
Year 10                     $112,217                   $102,615                      $92,959                      $74,073
Year 11                     $118,501                   $102,615                      $92,959                      $74,073

Income Fund                     Fund 14             Fund 14               Fund 14
Property #                         5                   6                     7
% owned                         100.0%              100.0%                 100.0%
Unit Ref#                     114-421604          114-251610             114-251611
Status                        Vacant/Rent         Vacant/Rent             Occupied
Concept                           JIB               Denny's               Denny's
Operator                    Foodmaker, Inc.      Denny's, Inc.         Denny's, Inc.
City                        Shreveport, LA       Albemarle, NC       Bullhead City, AZ
Date Acquired                  11/10/93            09/27/93               09/28/93
Building SF                      3,193               4,840                 4,630
Investment Type                   L&B                 L&B                   L&B
Lease Expiration               08/11/11            09/26/13               09/27/13
% rent 1996                       $0                  $0                     $0
% rent 1997                       $0                  $0                     $0
Sales Vol 1993                    n/a                 n/a                   $249
($K)
Sales Vol 1994                    n/a                 n/a                   $925
Sales Vol 1995                    n/a                 n/a                   $995
Sales Vol 1996                    n/a                 n/a                  $1,047
Sales Vol 1997                    n/a                 n/a                   $998
Annualized 1998                   n/a                 n/a                  $1,034
% Rent Breakpoint                 n/a                 n/a                   rent

Avge. Chain Unit                  N/A                 N/A                $1,193,000
Vol.
Stab. Annual %                    $0                  $0                     $0
Rent

DISCOUNT RATE                    9.00%              10.25%                 9.00%
TERMINAL CAP. RATE               9.75%              11.00%                 9.75%
ESTIMATED VALUES              $1,269,223           $656,328              $1,216,854

Gross Rental
Income
Year 1                         $109,875             $61,964               $100,872
Year 2                         $109,875             $61,964               $100,872
Year 3                         $109,875             $63,823               $103,898
Year 4                         $109,875             $69,400               $112,977
Year 5                         $113,538             $69,400               $112,977
Year 6                         $120,863             $69,400               $112,977
Year 7                         $120,863             $69,400               $112,977
Year 8                         $120,863             $71,482               $116,366
Year 9                         $120,863             $77,727               $126,534
Year 10                        $124,892             $77,727               $126,534
Year 11                        $132,949             $77,727               $126,534

Fully Owned Properties
----------------------

Income Fund                        Fund 14              Fund 14                   Fund 14                         Fund 14
Property #                            8                    9                        10                               11
% owned                            100.0%                100.0%                   100.0%                           100.0%
Unit Ref#                        114-251612            114-251627               114-361628                       114-361629
Status                            Occupied              Occupied                 Occupied                         Occupied
Concept                            Denny's              Denny's                     GC                               GC
Operator                        Denny's, Inc.        Denny's, Inc.       Golden Corral Corporation       Golden Corral Corporation
City                             Winslow, AZ           Topeka, KS             Burlington, NC                     Wilson, NC
Date Acquired                     09/28/93              10/07/93                 10/12/93                         10/12/93
Building SF                         5,157                4,004                    11,414                           8,850
Investment Type                      L&B                  L&B                       L&B                             L&B
Lease Expiration                  09/27/13              10/06/13                 10/31/08                         10/31/08
% rent 1996                          $0                    $0                       $0                               $0
% rent 1997                          $0                    $0                     $1,908                             $0
Sales Vol 1993                      $335                  n/a                       n/a                             $462
($K)
Sales Vol 1994                     $1,284                 $702                    $3,081                           $2,356
Sales Vol 1995                     $1,140                 $767                    $3,108                           $2,144
Sales Vol 1996                     $1,040                 $830                    $3,238                           $2,184
Sales Vol 1997                     $1,096                 $726                    $3,456                           $2,089
Annualized 1998                    $1,092                 $717                    $3,672                           $2,388
% Rent Breakpoint                   rent                  rent                  $3,453,837                       $2,272,652

Avge. Chain Unit                 $1,193,000            $1,193,000               $1,738,000                       $1,738,000
Vol.
Stab. Annual %                       $0                    $0                     $10,000                          $1,500
Rent
DISCOUNT RATE                       9.00%                10.00%                    9.00%                           9.00%
TERMINAL CAP. RATE                  9.75%                10.75%                    9.75%                           9.75%
ESTIMATED VALUES                 $1,134,983            $1,073,911               $2,328,491                       $1,477,361

Gross Rental
Income
Year 1                             $94,097              $98,940                  $203,630                         $132,759
Year 2                             $94,097              $98,940                  $203,630                         $132,759
Year 3                             $96,920              $100,919                 $203,630                         $132,759
Year 4                            $105,389              $110,813                 $203,630                         $132,759
Year 5                            $105,389              $110,813                 $203,630                         $132,759
Year 6                            $105,389              $110,813                 $203,630                         $132,759
Year 7                            $105,389              $110,813                 $203,630                         $132,759
Year 8                            $108,550              $113,029                 $203,630                         $132,759
Year 9                            $118,035              $124,110                 $203,630                         $132,759
Year 10                           $118,035              $124,110                 $208,721                         $136,078
Year 11                           $118,035              $124,110                 $234,175                         $152,673

Income Fund                      Fund 14                         Fund 14                         Fund 14
Property #                         12                              13                               14
% owned                          100.0%                          100.0%                           100.0%
Unit Ref#                      114-991632                      114-421638                       114-421640
Status                          Occupied                        Occupied                         Occupied
Concept                          Big Boy                           JIB                             JIB
Operator                    Arlington Big Boy                Foodmaker, Inc.                 Foodmaker, Inc.
City                            Akron, OH                    Fort Worth, TX                     Plano, TX
Date Acquired                   10/22/93                        12/21/93                         11/16/93
Building SF                       4,960                           2,723                           2,362
Investment Type                    L&B                             L&B                             L&B
Lease Expiration                10/31/07                        11/15/11                         11/15/11
% rent 1996                        $0                              $0                               $0
% rent 1997                        $0                              $0                               $0
Sales Vol 1993                     n/a                             $71                             $59
($K)
Sales Vol 1994                     n/a                            $793                             $653
Sales Vol 1995                     n/a                            $878                             $682
Sales Vol 1996                     n/a                            $974                             $748
Sales Vol 1997                     n/a                           $1,141                            $854
Annualized 1998                  $1,233                          $1,120                            $943
% Rent Breakpoint                 rent                            rent                             rent

Avge. Chain Unit               $1,450,000                      $1,100,000                       $1,100,000
Vol.
Stab. Annual %                     $0                              $0                               $0
Rent

DISCOUNT RATE                     9.75%                           9.00%                           9.00%
TERMINAL CAP. RATE               10.50%                           9.75%                           9.75%
ESTIMATED VALUES                $765,901                        $980,592                        $1,037,358

Gross Rental
Income
Year 1                           $75,000                         $85,138                         $90,056
Year 2                           $75,000                         $85,138                         $90,056
Year 3                           $75,000                         $85,138                         $90,056
Year 4                           $75,938                         $85,138                         $90,056
Year 5                           $78,750                         $85,848                         $90,807
Year 6                           $78,750                         $93,652                         $99,062
Year 7                           $78,750                         $93,652                         $99,062
Year 8                           $78,750                         $93,652                         $99,062
Year 9                           $79,406                         $93,652                         $99,062
Year 10                          $82,688                         $94,432                         $99,887
Year 11                          $82,688                        $103,017                         $108,968

Fully Owned Properties
----------------------

Income Fund                        Fund 14                Fund 14                   Fund 14                     Fund 14
Property #                           15                      16                       17                           18
% owned                            100.0%                  100.0%                   100.0%                       100.0%
Unit Ref#                        114-251644              114-421645               114-421646                   114-381651
Status                            Occupied                Occupied                 Occupied                     Occupied
Concept                            Denny's                  JIB                       JIB                       Hardee's
Operator                      DenAmerica Corp.        Foodmaker, Inc.           Foodmaker, Inc.        Flagstar Enterprises, Inc.
City                              Tempe, AZ            Ft. Worth , TX         Farmers Branch, TX            Jacksonville, FL
Date Acquired                     11/23/93                12/02/93                 12/02/93                     12/14/93
Building SF                         5,029                  3,288                     2,702                       3,550
Investment Type                      L&B                    L&B                       L&B                         L&B
Lease Expiration                  11/22/13                12/01/11                 12/01/11                     12/13/13
% rent 1996                        $2,146                  $4,868                     $0                           $0
% rent 1997                        $7,598                 $12,111                     $0                           $0
Sales Vol 1993                       n/a                    n/a                       n/a                         n/a
($K)
Sales Vol 1994                     $1,090                  $1,155                   $1,072                       $1,000
Sales Vol 1995                     $1,438                  $1,254                   $1,198                       $1,069
Sales Vol 1996                     $1,546                  $1,341                   $1,338                       $1,033
Sales Vol 1997                     $1,650                  $1,492                   $1,446                        $787
Annualized 1998                    $1,849                  $1,660                   $1,486                        $658
% Rent Breakpoint                $1,507,260                 rent                     rent                         rent

Avge. Chain Unit                 $1,193,000              $1,100,000               $1,100,000                    $880,000
Vol.
Stab. Annual %                     $10,000                $12,000                     $0                           $0
Rent
DISCOUNT RATE                       9.00%                  9.00%                     9.00%                       10.25%
TERMINAL CAP. RATE                  9.75%                  9.75%                     9.75%                       11.00%
ESTIMATED VALUES                 $2,083,544               $883,039                $1,152,001                    $820,501

Gross Rental
Income
Year 1                            $173,792                $68,458                  $100,070                     $77,703
Year 2                            $173,792                $68,458                  $100,070                     $77,703
Year 3                            $173,792                $68,458                  $100,070                     $77,703
Year 4                            $173,792                $68,458                  $100,070                     $87,027
Year 5                            $175,241                $68,458                  $100,070                     $87,027
Year 6                            $191,171                $75,303                  $110,077                     $87,027
Year 7                            $191,171                $75,303                  $110,077                     $87,027
Year 8                            $191,171                $75,303                  $110,077                     $87,027
Year 9                            $191,171                $75,303                  $110,077                     $97,470
Year 10                           $192,765                $75,303                  $110,077                     $97,470
Year 11                           $210,289                $82,834                  $121,085                     $97,470

Income Fund                           Fund 14                         Fund 14                         Fund 14
Property #                              19                              20                               21
% owned                               100.0%                          100.0%                           100.0%
Unit Ref#                           114-381653                      114-331673                       114-481678
Status                               Occupied                        Occupied                         Occupied
Concept                              Hardee's                    El Ranchito,xLJS                       LJS
Operator                    Flagstar Enterprises, Inc.            Concorde, Inc.              Long John Silver's, Inc.
City                              Batesville, MS                   Albemarle, NC                    Houston, TX
Date Acquired                        12/14/93                        01/28/94                         03/17/94
Building SF                            3,550                           2,538                           2,877
Investment Type                         L&B                             L&B                             L&B
Lease Expiration                     12/13/13                        12/03/08                         03/16/14
% rent 1996                             $0                              $0                               $0
% rent 1997                             $0                              $0                               $0
Sales Vol 1993                          n/a                             n/a                             n/a
($K)
Sales Vol 1994                         $950                             n/a                             $664
Sales Vol 1995                         $802                             n/a                             $958
Sales Vol 1996                         $657                             n/a                             $979
Sales Vol 1997                         $605                             n/a                             $885
Annualized 1998                        $582                             n/a                             $971
% Rent Breakpoint                      rent                             n/a                             rent

Avge. Chain Unit                     $880,000                           N/A                             N/A
Vol.
Stab. Annual %                          $0                              $0                               $0
Rent

DISCOUNT RATE                         10.25%                          11.50%                           12.50%
TERMINAL CAP. RATE                    11.00%                          12.25%                           12.50%
ESTIMATED VALUES                     $659,605                        $530,522                         $893,513

Gross Rental
Income
Year 1                                $62,500                         $49,808                         $100,097
Year 2                                $62,500                         $60,000                         $103,471
Year 3                                $62,500                         $60,000                         $103,471
Year 4                                $70,000                         $60,000                         $103,471
Year 5                                $70,000                         $60,000                         $103,471
Year 6                                $70,000                         $69,000                         $115,111
Year 7                                $70,000                         $69,000                         $118,991
Year 8                                $70,000                         $69,000                         $118,991
Year 9                                $78,400                         $69,000                         $118,991
Year 10                               $78,400                         $69,000                         $118,991
Year 11                               $78,400                         $69,794                         $132,378

Fully Owned Properties
----------------------

Income Fund                   Fund 14                   Fund 14                     Fund 14                      Fund 14
Property #                      22                         23                         24                            25
% owned                       100.0%                     100.0%                     100.0%                        100.0%
Unit Ref#                   114-481681                 114-481682                 114-481685                    114-181696
Status                       Occupied                   Occupied                 Vacant/NoRent                   Occupied
Concept                         LJS                       LJS                         LJS                        Checkers
Operator             Long John Silver's, Inc.   Long John Silver's, Inc.   Long John Silver's, Inc.   Checkers Drive-In Restaurants,

City                        Laurens, SC                Apopka, FL               Stockbridge, GA                Suwanee, GA
Date Acquired                03/25/94                   03/30/94                   03/31/94                      03/31/94
Building SF                    2,317                     2,923                       2,868                         756
Investment Type                 L&B                       L&B                         L&B                          Land
Lease Expiration             03/24/14                   03/29/14                      n/a                        03/30/14
% rent 1996                     $0                         $0                         $0                            $0
% rent 1997                     $0                         $0                         $0                            $0
Sales Vol 1993                  n/a                       n/a                         n/a                          n/a
($K)
Sales Vol 1994                 $594                       $625                        n/a                          $618
Sales Vol 1995                 $685                       $715                        n/a                          $678
Sales Vol 1996                 $586                       $711                        n/a                          $565
Sales Vol 1997                 $523                       $668                        n/a                          $525
Annualized 1998                $532                       $726                        n/a                          $511
% Rent Breakpoint              rent                       rent                        n/a                       $1,300,000

Avge. Chain Unit                N/A                       N/A                         N/A                        $661,000
Vol.
Stab. Annual %                  $0                         $0                         $0                            $0
Rent
DISCOUNT RATE                 12.50%                     12.50%                     12.50%                        10.00%
TERMINAL CAP. RATE            12.50%                     12.50%                     12.50%                         N/A
ESTIMATED VALUES             $500,712                   $857,677                   $488,269                      $328,169

Gross Rental
Income
Year 1                        $56,170                   $96,089                     $32,265                      $28,726
Year 2                        $58,063                   $99,328                     $64,530                      $29,517
Year 3                        $58,063                   $99,328                     $64,530                      $29,517
Year 4                        $58,063                   $99,328                     $64,530                      $29,517
Year 5                        $58,063                   $99,328                     $64,530                      $29,517
Year 6                        $64,595                   $110,503                    $66,143                      $32,173
Year 7                        $66,772                   $114,227                    $67,757                      $33,059
Year 8                        $66,772                   $114,227                    $67,757                      $33,059
Year 9                        $66,772                   $114,227                    $67,757                      $33,059
Year 10                       $66,772                   $114,227                    $67,757                      $33,059
Year 11                       $74,284                   $127,078                    $69,450                      $323,034

Income Fund                       Fund 14                         Fund 14                         Fund 14
Property #                          26                              27                               28
% owned                           100.0%                          100.0%                           100.0%
Unit Ref#                       114-181697                      114-181699                       114-181700
Status                          Vacant/Rent                      Occupied                         Occupied
Concept                          Checkers                        Checkers                         Checkers
Operator              Checkers Drive-In Restaurants,  Checkers Drive-In Restaurants,   Checkers Drive-In Restaurants,
                                   Inc.                            Inc.                             Inc.
City                            Houston, TX                  Delray Beach, FL                   Norcross, GA
Date Acquired                    03/31/94                        03/31/94                         03/31/94
Building SF                         806                             722                             756
Investment Type                    Land                            Land                             Land
Lease Expiration                 03/30/14                        03/30/14                         03/30/14
% rent 1996                         $0                              $0                               $0
% rent 1997                         $0                              $0                               $0
Sales Vol 1993                      n/a                             n/a                             n/a
($K)
Sales Vol 1994                      n/a                            $426                             $604
Sales Vol 1995                      n/a                            $498                             $776
Sales Vol 1996                      n/a                            $467                             $726
Sales Vol 1997                      n/a                            $430                             $666
Annualized 1998                     n/a                            $487                             $765
% Rent Breakpoint                   n/a                         $1,300,000                       $1,300,000

Avge. Chain Unit                 $661,000                        $661,000                         $661,000
Vol.
Stab. Annual %                      $0                              $0                               $0
Rent

DISCOUNT RATE                     10.00%                          10.00%                           10.00%
TERMINAL CAP. RATE                  N/A                             N/A                             N/A
ESTIMATED VALUES                 $387,812                        $234,621                         $510,098

Gross Rental
Income
Year 1                            $35,688                         $20,549                         $50,442
Year 2                            $36,670                         $21,115                         $51,830
Year 3                            $36,670                         $21,115                         $51,830
Year 4                            $36,670                         $21,115                         $51,830
Year 5                            $36,670                         $21,115                         $51,830
Year 6                            $39,971                         $23,015                         $56,495
Year 7                            $41,071                         $23,649                         $58,050
Year 8                            $41,071                         $23,649                         $58,050
Year 9                            $41,071                         $23,649                         $58,050
Year 10                           $41,071                         $23,649                         $58,050
Year 11                          $353,508                        $231,609                         $408,363

Fully Owned Properties
----------------------

Income Fund                        Fund 14                         Fund 14                          Fund 14
Property #                           29                               30                              31
% owned                            100.0%                           100.0%                          100.0%
Unit Ref#                        114-181701                       114-181702                      114-181704
Status                           Vacant/Rent                       Occupied                        Occupied
Concept                           Checkers                         Checkers                        Checkers
Operator               Checkers Drive-In Restaurants,   Checkers Drive-In Restaurants,  Checkers Drive-In Restaurants,
                                    Inc.                             Inc.                            Inc.
City                            Marietta, GA                     Chamblee, GA                      Foley, AL
Date Acquired                     03/31/94                         03/31/94                        03/31/94
Building SF                          806                             785                              806
Investment Type                     Land                             Land                            Land
Lease Expiration                  03/30/14                         03/30/14                        03/30/14
% rent 1996                          $0                               $0                              $0
% rent 1997                          $0                               $0                              $0
Sales Vol 1993                       n/a                             n/a                              n/a
($K)
Sales Vol 1994                       n/a                             $582                            $463
Sales Vol 1995                       n/a                             $721                            $529
Sales Vol 1996                       n/a                             $635                            $465
Sales Vol 1997                       n/a                             $569                            $435
Annualized 1998                      n/a                             $560                            $561
% Rent Breakpoint                    n/a                          $1,300,000                      $1,300,000

Avge. Chain Unit                  $661,000                         $661,000                        $661,000
Vol.
Stab. Annual %                       $0                               $0                              $0
Rent

DISCOUNT RATE                      10.00%                           10.00%                          10.00%
TERMINAL CAP. RATE                   N/A                             N/A                              N/A
ESTIMATED VALUES                  $414,110                         $404,057                        $232,609

Gross Rental
Income
Year 1                             $35,387                         $35,424                          $21,016
Year 2                             $36,361                         $36,399                          $21,595
Year 3                             $36,361                         $36,399                          $21,595
Year 4                             $36,361                         $36,399                          $21,595
Year 5                             $36,361                         $36,399                          $21,595
Year 6                             $39,633                         $39,674                          $23,538
Year 7                             $40,724                         $40,766                          $24,186
Year 8                             $40,724                         $40,766                          $24,186
Year 9                             $40,724                         $40,766                          $24,186
Year 10                            $40,724                         $40,766                          $24,186
Year 11                           $420,553                         $396,173                        $219,419

Income Fund                         Fund 14                          Fund 14                         Fund 14
Property #                             32                              33                              34
% owned                              100.0%                          100.0%                          100.0%
Unit Ref#                          114-181705                      114-181707                      114-181708
Status                              Occupied                        Occupied                        Occupied
Concept                             Checkers                        Checkers                        Checkers
Operator                 Checkers Drive-In Restaurants,  Checkers Drive-In Restaurants,  Checkers Drive-In Restaurants,
                                      Inc.                            Inc.                            Inc.
City                              Orlando, FL                   Boynton Beach, FL                  Merriam, KS
Date Acquired                       03/31/94                        03/31/94                        03/31/94
Building SF                           800                              785                             800
Investment Type                       Land                            Land                            Land
Lease Expiration                    03/30/14                        03/30/14                        03/30/14
% rent 1996                            $0                              $0                              $0
% rent 1997                            $0                              $0                              $0
Sales Vol 1993                        n/a                              n/a                             n/a
($K)
Sales Vol 1994                        $578                            $388                            $548
Sales Vol 1995                        $623                            $677                            $734
Sales Vol 1996                        $582                            $597                            $599
Sales Vol 1997                        $526                            $510                            $515
Annualized 1998                       $620                            $553                            $467
% Rent Breakpoint                  $1,300,000                      $1,300,000                      $1,300,000

Avge. Chain Unit                    $661,000                        $661,000                        $661,000
Vol.
Stab. Annual %                         $0                              $0                              $0
Rent

DISCOUNT RATE                        10.00%                          10.00%                          10.00%
TERMINAL CAP. RATE                    N/A                              N/A                             N/A
ESTIMATED VALUES                    $650,398                        $593,338                        $338,568

Gross Rental
Income
Year 1                              $59,446                          $53,252                         $32,573
Year 2                              $61,082                          $54,718                         $33,470
Year 3                              $61,082                          $54,718                         $33,470
Year 4                              $61,082                          $54,718                         $33,470
Year 5                              $61,082                          $54,718                         $33,470
Year 6                              $66,580                          $59,642                         $36,482
Year 7                              $68,412                          $61,284                         $37,486
Year 8                              $68,412                          $61,284                         $37,486
Year 9                              $68,412                          $61,284                         $37,486
Year 10                             $68,412                          $61,284                         $37,486
Year 11                             $597,307                        $560,737                        $286,464

Income Fund                            Fund 14
Property #                                35
% owned                                 100.0%
Unit Ref#                             114-181709
Status                                 Occupied
Concept                                Checkers
Operator                    Checkers Drive-In Restaurants,
                                         Inc.
City                               Kansas City, MO
Date Acquired                          03/31/94
Building SF                              808
Investment Type                          Land
Lease Expiration                       03/30/14
% rent 1996                               $0
% rent 1997                               $0
Sales Vol 1993                           n/a
($K)
Sales Vol 1994                           $451
Sales Vol 1995                           $552
Sales Vol 1996                           $495
Sales Vol 1997                           $392
Annualized 1998                          $410
% Rent Breakpoint                     $1,300,000

Avge. Chain Unit                       $661,000
Vol.
Stab. Annual %                            $0
Rent

DISCOUNT RATE                           10.00%
TERMINAL CAP. RATE                       N/A
ESTIMATED VALUES                       $267,817

Gross Rental
Income
Year 1                                 $23,958
Year 2                                 $24,617
Year 3                                 $24,617
Year 4                                 $24,617
Year 5                                 $24,617
Year 6                                 $26,833
Year 7                                 $27,571
Year 8                                 $27,571
Year 9                                 $27,571
Year 10                                $27,571
Year 11                                $255,989

Fully Owned Properties
----------------------

Income Fund                        Fund 14                         Fund 14                          Fund 14
Property #                           36                               37                              38
% owned                            100.0%                           100.0%                          100.0%
Unit Ref#                        114-181710                       114-181711                      114-481715
Status                            Occupied                         Occupied                        Occupied
Concept                           Checkers                         Checkers                           LJS
Operator               Checkers Drive-In Restaurants,   Checkers Drive-In Restaurants,     Long John Silver's, Inc.
                                    Inc.                             Inc.
City                           Huntsville, AL                   Pensacola, FL                     Houston, TX
Date Acquired                     03/31/94                         03/31/94                        04/27/94
Building SF                          800                             763                             2,538
Investment Type                     Land                             Land                             L&B
Lease Expiration                  03/30/14                         03/30/14                        04/26/14
% rent 1996                          $0                               $0                              $0
% rent 1997                          $0                               $0                              $0
Sales Vol 1993                       n/a                             n/a                              n/a
($K)
Sales Vol 1994                      $454                             $511                            $470
Sales Vol 1995                      $714                             $592                            $612
Sales Vol 1996                      $748                             $566                            $602
Sales Vol 1997                      $843                             $597                            $573
Annualized 1998                    $1,054                            $681                            $597
% Rent Breakpoint                $1,300,000                       $1,300,000                         rent

Avge. Chain Unit                  $661,000                         $661,000                           N/A
Vol.
Stab. Annual %                       $0                               $0                              $0
Rent

DISCOUNT RATE                      10.00%                           10.00%                          12.50%
TERMINAL CAP. RATE                   N/A                             N/A                            12.50%
ESTIMATED VALUES                  $450,894                         $344,530                        $878,273

Gross Rental
Income
Year 1                             $38,563                         $31,545                          $97,817
Year 2                             $39,625                         $32,413                         $102,263
Year 3                             $39,625                         $32,413                         $102,263
Year 4                             $39,625                         $32,413                         $102,263
Year 5                             $39,625                         $32,413                         $102,263
Year 6                             $43,191                         $35,330                         $112,489
Year 7                             $44,380                         $36,302                         $117,603
Year 8                             $44,380                         $36,302                         $117,603
Year 9                             $44,380                         $36,302                         $117,603
Year 10                            $44,380                         $36,302                         $117,603
Year 11                           $457,123                         $316,939                        $129,363

Income Fund                 Fund 14                    Fund 14                         Fund 14                    Fund 14
Property #                     39                        40                              41                          42
% owned                      100.0%                    100.0%                          100.0%                      100.0%
Unit Ref#                  114-481737                114-481738                      114-311743                  114-481749
Status                      Occupied                Vacant/NoRent                     Occupied                 Vacant/NoRent
Concept                       LJS                        LJS                         ES Mario's                     LJS
Operator            Long John Silver's, Inc.  Long John Silver's, Inc.      Morgan's Creative Restaurant  Long John Silver's, Inc.
                                                                                      Concepts
City                       Marion, OH                Shelby, NC                     Columbus, OH               Las Vegas, NV
Date Acquired               06/17/94                  06/22/94                        06/29/94                    07/08/94
Building SF                  2,577                      2,874                           5,980                      2,818
Investment Type               L&B                        L&B                             L&B                        L&B
Lease Expiration            06/16/14                     n/a                          06/28/14                      n/a
% rent 1996                    $0                        $0                              $0                          $0
% rent 1997                    $0                        $0                              $0                          $0
Sales Vol 1993                n/a                        n/a                             n/a                        n/a
($K)
Sales Vol 1994                $364                       n/a                            $243                        n/a
Sales Vol 1995                $596                       n/a                           $2,213                       n/a
Sales Vol 1996                $542                       n/a                           $1,545                       n/a
Sales Vol 1997                $624                       n/a                           $1,425                       n/a
Annualized 1998               $665                       n/a                           $1,315                       n/a
% Rent Breakpoint             rent                       n/a                            rent                        n/a

Avge. Chain Unit              N/A                        N/A                         $1,676,000                     N/A
Vol.
Stab. Annual %                 $0                        $0                              $0                          $0
Rent

DISCOUNT RATE                12.50%                    12.50%                          10.25%                      12.50%
TERMINAL CAP. RATE           12.50%                    12.50%                          11.00%                      12.50%
ESTIMATED VALUES            $800,398                  $543,833                       $2,060,366                   $693,636

Gross Rental
Income
Year 1                      $88,092                    $35,925                        $194,610                    $45,793
Year 2                      $94,238                    $71,850                        $205,625                    $91,585
Year 3                      $94,238                    $71,850                        $205,625                    $91,585
Year 4                      $94,238                    $71,850                        $205,625                    $91,585
Year 5                      $94,238                    $71,850                        $205,625                    $91,585
Year 6                      $101,306                   $73,646                        $217,963                    $93,875
Year 7                      $108,374                   $75,443                        $230,300                    $96,164
Year 8                      $108,374                   $75,443                        $230,300                    $96,164
Year 9                      $108,374                   $75,443                        $230,300                    $96,164
Year 10                     $108,374                   $75,443                        $230,300                    $96,164
Year 11                     $116,502                   $77,329                        $244,118                    $98,568

Fully Owned Properties
----------------------

Income Fund                        Fund 14                         Fund 14                          Fund 14
Property #                           43                               44                              45
% owned                            100.0%                           100.0%                          100.0%
Unit Ref#                        114-121753                       114-361772                      114-181872
Status                            Occupied                         Occupied                        Occupied
Concept                          Burger King                          GC                           Checkers
Operator                     Carrols Corporation          Golden Corral Corporation     Checkers Drive-In Restaurants,
                                                                                                     Inc.
City                            Alliance, OH                     Greeley, CO                   Coral Springs, FL
Date Acquired                     07/14/94                         08/23/94                        03/01/95
Building SF                         2,625                           8,722                             785
Investment Type                      L&B                             L&B                             Land
Lease Expiration                  07/13/14                         12/31/09                        02/28/15
% rent 1996                          $0                               0                                0
% rent 1997                          $0                               0                                0
Sales Vol 1993                       n/a                             n/a                              n/a
($K)
Sales Vol 1994                      $390                             n/a                              n/a
Sales Vol 1995                      $966                            $1,905                            n/a
Sales Vol 1996                     $1,010                           $1,785                           $672
Sales Vol 1997                     $1,064                           $2,126                           $522
Annualized 1998                    $1,310                           $2,309                           $499
% Rent Breakpoint                   rent                          $2,182,785                      $1,300,000

Avge. Chain Unit                 $1,100,000                       $1,738,000                       $661,000
Vol.
Stab. Annual %                       $0                             $3,500                            $0
Rent

DISCOUNT RATE                       8.75%                           9.00%                           10.00%
TERMINAL CAP. RATE                  9.50%                           9.75%                             N/A
ESTIMATED VALUES                  $879,326                        $1,361,848                       $529,076

Gross Rental
Income
Year 1                             $73,226                         $127,367                         $43,923
Year 2                             $76,533                         $127,367                         $48,315
Year 3                             $76,533                         $127,367                         $49,194
Year 4                             $76,533                         $127,367                         $49,194
Year 5                             $76,533                         $127,367                         $49,194
Year 6                             $79,722                         $127,367                         $49,194
Year 7                             $84,186                         $127,367                         $54,113
Year 8                             $84,186                         $127,367                         $55,097
Year 9                             $84,186                         $127,367                         $55,097
Year 10                            $84,186                         $127,367                         $55,097
Year 11                            $87,694                         $128,383                        $511,978

Income Fund                               Fund 14                          Fund 14
Property #                                   46                              47
% owned                                    100.0%                          100.0%
Unit Ref#                                114-181873                      114-043438
Status                                    Occupied                        Occupied
Concept                                   Checkers                       Bennigan's
Operator                       Checkers Drive-In Restaurants,          S&A Prop. Corp.
                                            Inc.
City                                 St. Petersburg, FL               Fayetteville, NC
Date Acquired                             03/01/95                        10/02/98
Building SF                                 800                             6,108
Investment Type                             Land                             L&B
Lease Expiration                          02/28/15                        06/15/18
% rent 1996                                  0                               $0
% rent 1997                                  0                               $0
Sales Vol 1993                              n/a                              n/a
($K)
Sales Vol 1994                              n/a                              n/a
Sales Vol 1995                              n/a                              n/a
Sales Vol 1996                              $975                             n/a
Sales Vol 1997                              $853                             n/a
Annualized 1998                             $889                             n/a
% Rent Breakpoint                        $1,300,000                          n/a

Avge. Chain Unit                          $661,000                       $2,080,000
Vol.
Stab. Annual %                               $0                              $0
Rent

DISCOUNT RATE                              10.00%                           9.50%
TERMINAL CAP. RATE                          N/A                            10.25%
ESTIMATED VALUES                          $397,829                       $1,726,460

Gross Rental
Income
Year 1                                    $35,290                         $157,326
Year 2                                    $38,819                         $157,326
Year 3                                    $39,524                         $157,326
Year 4                                    $39,524                         $157,326
Year 5                                    $39,524                         $165,192
Year 6                                    $39,524                         $173,058
Year 7                                    $43,477                         $173,058
Year 8                                    $44,267                         $173,058
Year 9                                    $44,267                         $173,058
Year 10                                   $44,267                         $181,711
Year 11                                   $347,413                        $190,364

Joint Venture Properties
------------------------
(Income Fund 14)

Income Fund                                 JV Funds 13,14           JV Funds 14,15        JV Funds 14,15          JV Funds 14,15
Property #                                        35                       36                    37                      38
% owned                                         50.0%                    50.0%                  50.0%                  50.0%
Unit Ref#                                     328-381650               330-112173            330-112167              330-112174
Status                                         Occupied                 Occupied               Vacant                 Occupied
Concept                                        Hardee's                    BM                    BM                      BM
Operator                                Flagstar Enterprises,     Platinum Rotisserie,   Finest Foodservice,    Platinum Rotisserie,
                                                 Inc.                    L.L.C.                L.L.C.                  L.L.C.
City                                         Attalla, AL              Raleigh, NC            Blaine, MN             Matthews, NC
Date Acquired                                  12/14/93                 10/09/96              10/09/96                10/09/96
Building SF                                     3,430                    3,059                  3,037                  3,311
Investment Type                                  L&B                      L&B                    L&B                    L&B
Lease Expiration                               12/13/13                 06/06/11              05/23/11                06/06/11
% rent 1996                                       $0                       $0                    $0                      $0
% rent 1997                                       $0                       $0                    $0                      $0
Sales Vol 1993 ($K)                              n/a                      n/a                    n/a                    n/a
Sales Vol 1994                                  $1,079                    n/a                    n/a                    n/a
Sales Vol 1995                                  $1,097                    n/a                    n/a                    n/a
Sales Vol 1996                                  $1,085                    $291                   n/a                    $262
Sales Vol 1997                                   $971                     n/a                    n/a                    n/a
Annualized 1998                                  $754                     n/a                    n/a                    n/a

Avge. Chain Unit Vol.                          $880,000                $1,030,000                N/A                 $1,030,000
Stab. Annual % Rent                               $0                       $0                    $0                      $0

DISCOUNT RATE                                   10.25%                   11.50%                11.50%                  11.50%
TERMINAL CAP. RATE                              11.00%                   12.25%                12.25%                  12.25%
ESTIMATED VALUES                               $325,102                 $520,464              $307,586                $562,565
VALUE AFTER PARTIAL INTEREST DISCOUNT          $325,102                 $520,464              $307,586                $562,565

Gross Rental Income
Year 1                                         $61,612                  $114,620               $37,963                $123,876
Year 2                                         $61,612                  $114,620               $75,925                $123,876
Year 3                                         $61,612                  $118,543               $75,925                $128,116
Year 4                                         $69,005                  $122,466               $75,925                $132,356
Year 5                                         $69,005                  $122,466               $75,925                $132,356
Year 6                                         $69,005                  $122,466               $77,823                $132,356
Year 7                                         $69,005                  $122,466               $79,721                $132,356
Year 8                                         $69,005                  $128,616               $79,721                $139,003
Year 9                                         $77,286                  $134,765               $79,721                $145,649
Year 10                                        $77,286                  $134,765               $79,721                $145,649
Year 11                                        $77,286                  $134,765               $81,714                $145,649

Total Value of Joint Venture Properties:        $4,346,457
Add Total Value of Fully Owned                 $39,233,126
Properties:
                                               -----------
Total Value of Income Fund 14:                 $43,579,583
                                               $43,580,000 (R)

Income Fund                                 JV Funds 14,15           JV Funds 14,15           JV Funds 14,15
Property #                                        39                       40                       41
% owned                                         50.0%                    50.0%                    50.0%
Unit Ref#                                     330-362144               330-112261               330-852302
Status                                         Occupied                  Vacant                  Occupied
Concept                                           GC                       BM                   Taco Bell
Operator                                    Golden Corral         BC Superior, L.L.C.       Taco Del Sur, Inc.
                                             Corporation
City                                          Paris, TX             Murfreesboro, TN           Anniston, AL
Date Acquired                                  10/09/96                 10/08/96                 01/10/97
Building SF                                     7,096                    3,059                    3,214
Investment Type                                  L&B                      L&B                      L&B
Lease Expiration                               07/31/11                 10/07/11                 10/31/12
% rent 1996                                       $0                       $0                       $0
% rent 1997                                      $260                      $0                       $0
Sales Vol 1993 ($K)                              n/a                      n/a                      n/a
Sales Vol 1994                                   n/a                      n/a                      n/a
Sales Vol 1995                                   n/a                      n/a                      n/a
Sales Vol 1996                                   $562                     n/a                      n/a
Sales Vol 1997                                  $1,149                    n/a                      n/a
Annualized 1998                                 $1,169                    n/a                      n/a

Avge. Chain Unit Vol.                         $1,738,000                  N/A                    $972,000
Stab. Annual % Rent                               $0                       $0                       $0

DISCOUNT RATE                                   9.00%                    11.50%                   9.50%
TERMINAL CAP. RATE                              9.75%                    12.25%                   10.25%
ESTIMATED VALUES                               $562,543                 $309,820                 $289,855
VALUE AFTER PARTIAL INTEREST DISCOUNT          $562,543                 $309,820                 $289,855

Gross Rental Income
Year 1                                         $107,774                 $38,238                  $52,589
Year 2                                         $107,774                 $76,475                  $52,589
Year 3                                         $107,774                 $76,475                  $52,589
Year 4                                         $107,774                 $76,475                  $53,466
Year 5                                         $107,774                 $76,475                  $57,848
Year 6                                         $107,774                 $78,387                  $57,848
Year 7                                         $107,774                 $80,299                  $57,848
Year 8                                         $107,774                 $80,299                  $57,848
Year 9                                         $107,774                 $80,299                  $58,818
Year 10                                        $107,774                 $80,299                  $63,632
Year 11                                        $107,774                 $82,306                  $63,632

Joint Venture Properties
(Income Fund 14)

Income Fund                                   JV Funds 13,14           JV Funds 14,17            JV Funds 6,14
Property #                                          43                       52                       59
% owned                                           72.2%                    39.9%                     50.0%
Unit Ref#                                       332-251879               342-852624               349-992889
Status                                           Occupied                 Occupied                 Occupied
Concept                                          Denny's                 Taco Bell                 5 & Diner
Operator                                     DenAmerica Corp.     BeeMac Enterprises, Inc.    Elrod Diners, Inc.
City                                            Salem, OH               Kingston, TN             Melbourne, FL
Date Acquired                                    03/16/95                 09/16/97                 04/30/98
Building SF                                       3,208                    2,120                     3,639
Investment Type                                    L&B                      L&B                       L&B
Lease Expiration                                 03/15/15                 09/15/17                 04/29/18
% rent 1996                                         $0                       $0                       $0
% rent 1997                                         $0                       $0                       $0
Sales Vol 1993 ($K)                                n/a                      n/a                       n/a
Sales Vol 1994                                     n/a                      n/a                       n/a
Sales Vol 1995                                     $654                     n/a                       n/a
Sales Vol 1996                                     $700                     n/a                       n/a
Sales Vol 1997                                     $758                    $1,241                     n/a
Annualized 1998                                    $672                     $663                    $2,205

Avge. Chain Unit Vol.                           $1,193,000                $972,000                    N/A
Stab. Annual % Rent                                 $0                     $9,500                     $0

DISCOUNT RATE                                     10.00%                   9.00%                     9.75%
TERMINAL CAP. RATE                                10.75%                   9.75%                    10.50%
ESTIMATED VALUES                                 $513,710                 $307,217                 $647,595
VALUE AFTER PARTIAL INTEREST DISCOUNT            $513,710                 $307,217                 $647,595

Gross Rental Income
Year 1                                           $61,670                  $57,266                  $121,044
Year 2                                           $68,608                  $57,266                  $121,044
Year 3                                           $70,921                  $57,266                  $121,044
Year 4                                           $70,921                  $58,698                  $121,044
Year 5                                           $70,921                  $62,992                  $128,104
Year 6                                           $70,921                  $62,992                  $133,148
Year 7                                           $78,900                  $62,992                  $133,148
Year 8                                           $81,559                  $62,992                  $133,148
Year 9                                           $81,559                  $64,567                  $133,148
Year 10                                          $81,559                  $69,292                  $140,915
Year 11                                          $81,559                  $69,292                  $146,463

                                                                        Fund XIV
                                                                         Page 16


                               LIQUIDATION VALUE

In addition to estimating the Market Value of the income fund as requested by the client we have also estimated the Liquidation Value. Moreover, and for clarification, we have explored the concept of Disposition Value which relates closely to the other concepts. The definitions of these classifications of value are as follows:

1. Market Value: the most probable price which a specified interest in real property is likely to bring under all the following conditions:

      -     Consummation of a sale as of a specified date.

      -     Open and competitive market for the property interest appraised.

      -     Buyer and seller each acting prudently and knowledgeably.

      -     Price not affected by undue stimulus.

      -     Buyer and seller typically motivated.

      -     Both parties acting in what they consider their best interest.

      - Adequate marketing efforts made and a reasonable time allowed for exposure in the open market.

      - Payment made in cash in U.S. dollars or in terms of financial arrangements comparable thereto.

      - Price represents the normal consideration for the property sold, unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.

2. Disposition Value: the most probable price which a specified interest in real property is likely to bring under all of the following conditions:

      - Consummation of a sale within a limited future marketing period specified by the client.

      - Current actual market conditions for the property interest appraised.

      -     The buyer and seller are each acting prudently and knowledgeably.

      -     The seller is under compulsion to sell.

      -     The buyer is typically motivated.

      -     Both parties are acting in what they consider their best interests.


                                          COMPLETE APPRAISAL - RESTRICTED REPORT

                                                                        Fund XVI
                                                                         Page 17


      - Adequate marketing effort will be made in the limited time allowed for completion of a sale.

      - Payment will be made in cash in U.S. dollars or in terms of financial arrangements comparable thereto.

      - The price represents the normal consideration for the property sold, unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.

3. Liquidation Value: the most probable price which a specified interest in real property is likely to bring under all of the following conditions:

      - Consummation of a sale within a severely limited future marketing period specified by the client.



      - Current actual market conditions for the property interest appraised.

      -     The buyer is acting prudently and knowledgeably.

      -     The seller is under extreme compulsion to sell.

      -     The buyer is typically motivated.

      - The buyer is acting in what he or she considers his or her best interests.

      - A limited marketing effort made and limited time allowed for the completion of sale.

      - Payments will be made in cash in U.S. dollars or in terms of financial arrangements comparable thereto.

      - The price represents the normal consideration for the property sold, unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.

As noted above, Market Value implies "the most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller each acting prudently, knowledgeably, and assuming the price is not affected by undue stimulus." Under this definition, both parties are typically motivated. Each party is well advised and well informed and each is acting in what they consider their own best interests. A reasonable time is allowed for exposure in the open market.


                                          COMPLETE APPRAISAL - RESTRICTED REPORT

                                                                        Fund XIV
                                                                         Page 18


Several of the portions of this definition vary considerably from that of Disposition Value and Liquidation Value. The first item is the marketing period. Market Value implies a reasonable marketing time in the open market. Disposition Value implies a limited marketing period specified by the client. Liquidation Value is based upon a severely limited marketing period as client specified.

The second prime difference is in the area of stimulus. Market Value implies that the sale is not affected by undue stimulus. Disposition Value assumes that the seller is under compulsion to sell, whereas Liquidation Value is based upon the seller being under extreme compulsion to sell.

The next issue deals with motivation, which relates closely to the preceding. Market Value implies typical motivation by both buyer and seller. Disposition Value and Liquidation Value are based upon only the buyer being typically motivated.

The fourth major difference pertains to both of the parties acting in their own best interests. Market Value and Disposition Value are based upon this concept. Liquidation Value on the other hand, implies that only the buyers are acting in what they consider their best interests.

In order to complete a sale of the entire fund, we have assumed that the sale of each property in the fund will be implemented on a property-by-property basis rather than in bulk. This allows for maximizing the prices to be received within the limitations of the definition of Liquidation Value. Moreover, we have also assumed that each property in the fund will be marketed and sold individually throughout the investment community. The small investor interested in just one property will vie in this market with an investor such as a pension fund who may be interested in all of the properties within the fund. No discounts for bulk sales were considered in this analysis.

The last principal difference between the definitions lies in the area of the degree of marketing effort. Market Value and Disposition Value are based upon an "adequate" marketing effort, in contrast to that of Liquidation Value which states that there will be only a limited effort.


                                          COMPLETE APPRAISAL - RESTRICTED REPORT

                                                                        Fund XIV
                                                                         Page 19


The sale of the properties based upon Liquidation Value as considered in this assignment requires a modification of the definition for this class of value. In order to comply with the underlying conditions of the appraisal assignment, we have found it necessary to make the assumption that an aggressive marketing effort will be made rather than a limited effort as noted in the definition. This will require additional expense for printing, mailings, telephone, travel and general allocated overhead on behalf of the seller. Also considered was an amount for contingency. This relates to unforseen expenses which can affect any and/or all of the expense categories. We have allowed one half of one percent of the appraised present value of each property as a reasonable amount for the increased marketing effort and contingency.

It is also our judgement that the seller will incur brokerage commissions on the sales. Since the client has requested that we consider time to be of the essence in light of Liquidation Value, we are of the opinion that to enlist the aid of the brokerage community would be a prudent decision. Based upon our analysis we have selected a 2% commission structure to be applied to the present values developed. This percentage is well supported in the market.

Another expense which must be considered are those involved with the transaction. Attorneys fees, consultants and appraisal fees, transfer taxes, surveys, title insurance, and other related expenses were considered. This expense allowance amounts to an estimated of 2% of the present value which is also well supported in our analysis.

Relative to a normal marketing time frame, we have analyzed such factors as the state of the general economy, restaurant industry trends and forecasts, supply and demand, competing investments, the mortgage lending climate, consumer confidence, and other elements of critical importance to this issue. Based upon our analysis, it is our judgement that a normal marketing period to effect a sale of properties within the fund would be twelve to eighteen months.

In light of the Liquidation Value estimate, the client has requested that we reflect a marketing period estimated to not exceed twelve months. In effect, this shortens the normal marketing period estimate by as much as 50%. In order to achieve a sale within this time frame, we are of


                                          COMPLETE APPRAISAL - RESTRICTED REPORT

                                                                        Fund XIV
                                                                         Page 20


the opinion that a discount of 5% from the appraised discounted present values is in order. A reasonable discount of this amount would not only increase the potential investor's yield, but should draw additional investors into the demand pool.

Another factor which we believe to be of prime importance with the concept of Liquidation Value is the specter of bankruptcy issues as of this writing facing Long John Silver's and Boston Chicken. Under a Liquidation Value premise, investors will take a more conservative posture relative to yield requirements. As a result, these two concepts were reviewed and their discount rates and capitalization rates warranted positive adjustments for increased yield to reflect the increased risk, as well as the increased urgency to sell, which resulted from the accelerated marketing period typical in a liquidation scenario.

In consideration of the above discussion, each of the expenses estimated were deducted from the present value of respective properties. As a result, the Liquidation Value of CNL Income Fund XIV, Ltd., subject to the assumptions and limiting conditions noted, as of the effective date of value, December 31, 1998, is:

                                 $38,440,000.00


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

                                                                        Fund XIV
                                                                         Page 21

                             CERTIFICATE OF VALUE
                             --------------------

We certify that, to the best of our knowledge and belief:

-     The statements of fact contained in this report are true and correct.

- The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions, and are our personal, unbiased professional analyses, opinions, and conclusions.

- We have no present or prospective interest in the property that is the subject of this report, and we have no personal interest or bias with respect to the parties involved.

- Our compensation is not contingent upon the reporting of a predetermined value or direction in value that favors the cause of the client, the amount of the value estimate, the attainment of a stipulated result, or the occurrence of a subsequent event, nor a specific loan amount or value.

- Our analyses, opinions, and conclusions were developed, and this report has been prepared, in conformity with the Uniform Standards of Professional Appraisal Practice and the requirements of the Code of Professional Ethics and Standards of Professional Practice of the Appraisal Institute.

- We have not made a personal inspection of the property that is the subject of this report.

- No one provided significant professional assistance to the persons signing this report.

- The use of this report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives.


                                          COMPLETE APPRAISAL - RESTRICTED REPORT

                                                                        Fund XIV
                                                                         Page 22


In the final analysis, after thorough consideration given to all important factors in this valuation, including the specified Assumptions and Limiting Conditions, it is our judgement that the Liquidation Value of CNL Income Fund XIV, Ltd., subject to the general assumptions and limiting conditions set forth herein as of the effective date of analysis, December 31, 1998, is:

                                 $38,440,000.00

Respectfully Submitted,

VALUATION ASSOCIATES REAL ESTATE GROUP, INC.


/s/ Edward P. Karabedian                     /s/ Vincent Maldonado

Edward P. Karabedian, MBA                    Vincent Maldonado
Principal                                    Principal
General Associate Member of the Appraisal    General Associate Member of the
Institute                                    Appraisal Institute
State Certified General Appraiser            State Certified General Appraiser
#RZ0000782                                   #RZ0001249


/s/ Laurence R. Goldenberg                   /s/ James R. White

Laurence R. Goldenberg, MBA, MURP            James R. White, MAI, SRA
Vice President                               Managing Director/Real Estate Group
State Certified General Appraiser            State Certified General Appraiser
#RZ0001980                                   #RZ0001875


/s/ Ben Abdallah

Ben Abdallah, MA
Associate


                                          COMPLETE APPRAISAL - RESTRICTED REPORT

                                    ADDENDUM


                                          COMPLETE APPRAISAL - RESTRICTED REPORT

                 GENERAL ASSUMPTIONS AND LIMITING CONDITIONS


                                          COMPLETE APPRAISAL - RESTRICTED REPORT

GENERAL ASSUMPTIONS AND LIMITING CONDITIONS
-------------------------------------------

This is a Restricted Report-Complete Appraisal which is intended to comply with the reporting requirements set forth under Standard Rule 2-2 (b) of the Uniform Standards of Professional Appraisal Practice for a Restricted Report. As such, it does not include full discussions of the data, reasoning, and analyses that were used in the appraisal process to develop the appraiser's opinion of value. Supporting documentation concerning the data, reasoning, and analyses is retained in the appraiser's file. The information contained in this report is specific to the needs of the client and for the intended use stated in this report. The appraiser is not responsible for unauthorized or unintended use of this report. We have not conducted contemporaneous physical inspection of the properties which comprise the fund because such inspection is not necessary in our professional judgement given the client's certificate that each property is in good condition and is functional for its intended use and our general familiarity with this portfolio. We have complied in full with the competency provision of USPAP when conducting the analysis.

FOR THE PURPOSE OF THIS APPRAISAL IT IS ASSUMED:
------------------------------------------------

1.    That the legal descriptions furnished are correct.

2. That the title to the property is clear and merchantable, individually and collectively.

3.    That the properties are free and clear of all liens.

4.    That there are no encumbrances or defects of title.

5. The portfolio and real estate described herein which are the subject of this report are part of a portfolio operated or managed by the client.

6. As of the date of appraisal, no property-specific certified building specifications or building plans, except for certified surveys of the subject property sites and building improvements have been provided by the current owner or client unless shown in the applicable addenda exhibit. All physical dimensions used in the analysis have been supplied by the client or its agents in the form of an electronic spreadsheet database file, or other descriptive item. Building size data and specifications have been provided by the client unless otherwise noted herein. The report, descriptions, conclusions and analysis contained herein are predicated on the validity of such client-sourced descriptive information. All of the foregoing have been certified to us by the client and


                                          COMPLETE APPRAISAL - RESTRICTED REPORT
      its general partners. Nothing came to our attention in the course of this assignment or in our experience with the properties which would lead us to question whether any of the foregoing information or assumptions is inaccurate, incorrect, in appropriate, or unreasonable in any material respect.

THE APPRAISAL IS MADE SUBJECT TO THE FOLLOWING LIMITING CONDITIONS:
------------------------------------------------------------------

(These conditions apply to each property within the fund individually, and to each fund collectively applicable to this assignment.)

1. No responsibility is assumed for information gathered by others and believed to be reliable, except that nothing has come to our attention during the course of this assignment which would lead us to believe that any of such information is incorrect or inaccurate in any material respect.

2. This appraisal was made for the purpose stated and should not be used for any other purpose.

3. The values assigned to the land and improvements, if any, are their value in relation to each other and should not be used separately.

4. The appraiser is prepared to give testimony or attendance in Court, subject to the terms of the engagement letter applicable to this assignment.

5. Disclosure of the contents of this appraisal report is limited to employees, contractors, personnel, investors, and other pertinent representatives of the client, and otherwise as provided herein or in the engagement letter applicable to this assignment.

6. ENVIRONMENTAL DISCLAIMER: The value estimated in this report is based on the assumption that the properties are not negatively affected by the existence of hazardous substances or detrimental environmental conditions unless otherwise specified in this report. The appraiser is not an expert in the identification of hazardous substances or detrimental environmental conditions. It is possible that tests and inspections made by a qualified hazardous substance and environmental expert would reveal the existence of hazardous materials and environmental conditions on or around the properties that would negatively affect their value.


                                          COMPLETE APPRAISAL - RESTRICTED REPORT

7. That the date of value in this report apply as set forth in the letter of transmittal and body of report. The appraiser assumes no responsibility for economic or physical factors occurring at some later or interim date which may affect the opinions herein stated.

8. That no opinion is intended to be expressed for legal matters or for matters that would require specialized investigation or knowledge beyond that ordinarily employed by real estate appraisers, although such matters may be discussed in the report.

9. That no opinion as to title is rendered. Data on ownership and the legal description were obtained from sources which we consider reliable. Title is assumed to be marketable and free and clear of all liens and encumbrances, easements, and restrictions except those specifically discussed in the report. The property is appraised assuming it to be under responsible ownership and competent management and available for its highest and best use.

10. That no engineering, property or building survey has been made by the appraiser but has been provided to the appraiser by the client. The appraiser has utilized information obtained from the public records and the client provided site plan or survey and believes that this information is valid and accurate for purposes of the analysis. Except as specifically stated, data relative to property size and area were taken from sources which we consider reliable, and no encroachment of real property improvements is assumed to exist.

11. That maps, plats, and exhibits included herein are for illustration only, as an aid in visualizing matters discussed within the report. They are not to scale, and should not be considered as surveys or relied upon for any other purpose.

12. That no opinion is expressed as to the value of subsurface oil, gas, or mineral rights and that the property is not subject to surface entry for the exploration or removal of such materials except as is expressly stated.

13. That the projections included in this report are utilized to assist in the valuation process and are based on current market conditions, anticipated short term supply and demand factors, and a continued stable economy, and are believed by us to be reasonable. However, the projections are subject to changes in future conditions that cannot be accurately predicted by the appraiser and could affect the future income or value in use projections.

14. That no detailed soil studies covering the subject property were available to the appraiser. Therefore, premises as to soil qualities employed in this report are not conclusive but have been considered consistent with information available to the appraiser.


                                          COMPLETE APPRAISAL - RESTRICTED REPORT

15. The Americans with Disabilities Act ("ADA") became effective January 26, 1992. The appraiser has not made a specific compliance survey and analysis of this property to determine whether or not it is in conformity with the various detailed requirements of the ADA. It is possible that a compliance survey of the property, together with a detailed analysis of the requirements of the ADA, could reveal that the property is not in compliance with one or more of the requirements of the Act. If so, this fact could have a negative effect upon the value or value in use of the property. Since there was no direct evidence relating to this issue, and since the appraiser is not qualified nor has been engaged to evaluate such compliance, the appraiser did not consider possible non-compliance with the requirements of ADA in estimating the value of the property.

16. The appraiser is not an insurer of the value of the property. The fees collected by the appraiser is based solely on the value of the service performed, and are unrelated to the value of the property. The appraiser makes no guaranty or warranty that sale or exchange of the property will result in receipt of the value expressed in the appraisal. In the event appraiser is found liable for losses on account of any act or omission in making the appraisal, the appraiser's liability shall be limited to the fee collected, as liquidated damages and not as penalty and this liability shall be exclusive. If this report is placed in the hands of anyone other than the client, the client shall make such party aware of all limiting conditions and assumptions of the assignment and related discussion. The appraiser assumes no responsibility for any costs incurred to discover or correct any deficiencies present in the property.

17. Conditions of heating, cooling, ventilating, electrical and plumbing equipment is considered to be commensurate with the condition of the balance of the improvements, unless otherwise stated. No judgement is made as to adequacy of insulation, type of insulation, or energy efficiency of the improvements or equipment.

18. If the appraiser has not been supplied with a termite inspection, survey or occupancy permit, no responsibility or representation is assumed or made for any costs associated with obtaining same or for any deficiencies discovered before or after they are obtained. No representation or warranty is made concerning obtaining these items.

19. The appraiser assumes no responsibility for any costs or consequences arising due to the need or the lack of need for flood hazard insurance. An agent for the Federal Flood Insurance Program should be contacted to determine the actual need for flood hazard insurance.


                                          COMPLETE APPRAISAL - RESTRICTED REPORT

20. The appraisal is based on the premises that there is full compliance with all applicable federal, state, and local environmental regulations and laws unless otherwise stated in the report; further, that all applicable zoning, building and use regulations and restrictions of all types have been complied with unless otherwise stated in the report; further it is assumed that all required licenses, consents, permits or other legislative or administrative authority, local, state, federal and/or private entity or organization have been or can be obtained or renewed for any use considered in the value estimate.

21. Improvements proposed, if any, on or off-site, as well as any repairs required are considered, for purposes of this appraisal to be completed in a good and workmanlike manner according to information submitted and/or considered by the appraisers. In cases of proposed construction, the appraisal is subject to change upon inspection of property after construction is completed. This estimate of market value is as of the date shown, as proposed, as if completed and operating at levels shown and projected.

22.   a.    The estimated market value and/or value in use is subject to change with market changes over time. Value is highly related to exposure, time, promotional effort, terms, motivation, and conditions surrounding the offering. The value estimate considers the productivity and relative attractiveness of the property physically and economically in the marketplace.

      b. In cases of appraisal involving the capitalization of income benefits, the estimate of market value or investment value or value in use is a reflection of such benefits and appraiser's interpretation of income and yields and other factors derived from general and specific client and market information. Such estimates are as of the date of the estimate of value; they are, thus, subject to change as the market and value are naturally dynamic.

      c. The "Estimate of Market Value" or "Value in Use" in the appraisal report is not based in whole or in part upon the race, color, or national origin of the present owners or occupants of the properties in the vicinity of the property appraised.

      d. The appraiser reserves the right to alter the opinion of value on the basis of any information withheld or not discovered in the original normal course of a diligent investigation.

23. Acceptance of, and/or use of, this appraisal report constitutes understanding and acceptance of all of the General Assumptions, Specific Assumptions, Extraordinary Assumptions and Limiting Conditions set forth herein.


                                          COMPLETE APPRAISAL - RESTRICTED REPORT

                                CONCEPT OVERVIEWS


                                          COMPLETE APPRAISAL - RESTRICTED REPORT

                               5&Diner Restaurants
                            1140 East Greenway Street
                               Mesa, Arizona 85203

The first 5 & Diner opened in Phoenix, Arizona in 1989. It has become a landmark and appears in many commercials around the world. It is open around the clock and is frequented by movie stars, celebrities, and guests. The first two diners were modular buildings, but they now build all their buildings on site. There will be eight diners in the Phoenix area by the end of 1998, with at least seven new restaurants located around the country by the end of 1999.

The restaurant exteriors consist of stainless steel, to give the "diner" look. Inside there are booths and a lunch counter with stainless steel tops and plastic trim. Walls are decorated with 1950's movie posters and a miniature jukebox on each table.

The 5 & Diner method of operation focuses on good service, friendliness and efficiency, with a classic diner menu.

Franchisees interested in operating a 5&Diner receive a turnkey operation, complete with all the necessary equipment, complete training in standards and restaurant operations, and exclusive territory protection.

                                     ARBY'S
                              1000 Corporate Drive
                         Fort Lauderdale, Florida 33334

In 1993, the Arby's Roast Beef Chain was reborn under a new leadership of Triarc Companies. Triarc, formerly known as DWG Corporation, emerged from a major reorganization in April of 1993. The new management believed that the best course of action was to decentralize its operations and allow each business to operate as a separate entity. The restaurants were then separated into their own division, known as Triarc Restaurant Group to reflect Triarc's commitment to change from a restaurant operator to that of a franchiser and manager of branded concepts. The remaining company-owned restaurants were sold in 1997, becoming 100% franchised.

According to Triarc, Arby's is one of the world's largest franchise restaurant system specializing in slow-roasted meat sandwiches. In addition to its various sandwiches, Arby's offers chicken, submarine sandwiches, side dishes and salads.

                                   Bennigan's
                           S&A Restaurant Corporation
                           6500 International Parkway
                               Plano, Texas 75093

Metromedia Restaurant Group (MRG), a subsidiary of Metromedia Company, is one of the largest full service restaurant companies in the world, with four very stable restaurant brands: Bennigan's, Steak and Ale, Ponderosa Steakhouse, and Bonanza. As of the end of fiscal 1997, MRG had over 1,000 restaurants, $1.4 billion in sales and 35,000 employees.

Bennigan's has a circa 1930s Irish pub theme, with brass and glass decorations, in addition to various sports memorabilia. The menu contains approximately 75 items, ranging from appetizers, to sandwiches, to steaks, and a small but memorable dessert menu. In addition to its large menu and its full service bar, one of the draws into Bennigan's is its large variety of beers from all over the world.

Bennigan's was founded in 1976, and is one of the leading brands in the casual dining segment, with 190 company owned stores and 46 franchised stores located in 32 states in the US and Korea. Stores average 6,500+/- square feet and seat
220. Checks average $11.00+/- per person. Startup costs range from $1,144,000 to $2,304,000, which covers advertising, training, and acquisition of location.

                                Bertucci's, Inc.
                                 14 Audubon Road
                         Wakefield, Massachusetts 01880

Bertucci's, Inc. operates full-service, casual dining pizza restaurants in Massachusetts, Connecticut, and Illinois. The pizzerias feature gourmet pizzas cooked in a brick oven, as well as pastas, soups, salads, and appetizers. The average price for dinner is about $10.00

As of December 1997, the end of the fiscal year, sales for Bertucci's were $136.7+/- million, an increase of 6.8% over 1996. The chain reportedly consists of 85 stores and 4,685 employees.

                               Big Boy Restaurants
                           Elias Brothers Restaurants
                                4199 Marcy Street
                             Warren, Michigan 48091

Big Boy Restaurants were founded in Glendale, California by Bob Wian. At that time, they were called "Bob's Pantry", until 1936 when the name was changed to Big Boy when a fat little boy in red suspenders walked into the restaurant. The image became so popular that Big Boy Restaurants have been franchised under several different names including Elias, JB's, Frisch's, and Shoney's.

In 1975, Marriott acquired the Big Boy chain, and then sold it in the late 80s to Elias Brothers. In October 1998, Shoney's agreed to sell its 34 company-owned Shoney's to Elias Brothers as well, and all the Big Boy restaurants will now operate under the same name. Currently, there are about 700 restaurants in 24 states, and 120 in Japan.

                           BLACK-EYED PEA RESTAURANTS
                                   DENAMERICA
                              7373 North Scottsdale
                               Scottsdale, Arizona

DenAmerica (formerly American Family Restaurants) owns and operates approximately 105 Black-eyed Pea restaurants, which it acquired in 1996.

Black-eyed Pea's menu features home-style meals with pot roast, chicken fried steak, and roast turkey.

As of December 1997, the end of the fiscal year, sales were reported as $300.6 million, which constitutes a growth of 24.5% over a one year period.

                                  BOSTON MARKET
                            14123 Denver West Parkway
                             Golden, Colorado 80401

Boston Chicken, Inc. was founded in Massachusetts in 1985, but is now headquartered in Golden, Colorado. It franchises and operates food service stores under the Boston Market brand-name. The stores specialize in fresh, convenient meals associates with traditional home cooking, including entrees of chicken, turkey, ham and meat loaf. Sandwiches and a variety of freshly prepared vegetables, salads, and other side items are also offered.

In 1991, there were only 33 stores operating under the Boston Chicken name in the northeast. In early 1995, the concept evolved with the addition of turkey, ham, and meat loaf dinner entrees; expansion of the line of sandwiches, salads, and soups; and entry into the holiday home replacement business. To reflect the menu changes, the chain's name was changed to Boston Market.

As of the end of 1997, the Boston Market system included 1,166 stores in 38 states and the District of Columbia, of which 307 were owned by the company. The remaining stores were owned by area developers, partially financed by Boston Chicken, and other franchisees.

The company is in the preliminary stage of taking the Boston Market concept into foreign markets. In January 1997, Boston Market International, Inc. made an agreement with a developer in Southeast Asia that would give the developer the right to develop up to 600 Boston Market stores in Taiwan and the People's Republic of China.

Boston Chicken's total revenues As of December 28, 1997, were reported as $462.4 million, an increase of 75% during fiscal 1997. This increase was reportedly attributable to the company's move to a structure in which Boston Market stores are owned by the company instead of area developers.

As of this writing, Boston Chicken, Inc. has filed for bankruptcy protection effective October 5, 1998, and has closed approximately 178 company operated Boston Market stores.

                                   BURGER KING
                                 P.O. Box 020783
                              Miami, Florida 33102

Burger King, a unit of Grand Metropolitan PLC, is the world's second largest fast food hamburger chain with over 9,600 locations around the world and 20% of the U.S. fast food market. For the fiscal year ending October 31,1997, Burger King reported systemwide sales of $1.4 billion, a growth of 4%.

The company is a subsidiary of Diageo, which was formed when Grand Metropolitan and Guinness merged in 1997. Diageo's portfolio of international food and drinks brands include Guinness, Pillsbury, Green Giant, Haagen-Dazs, Old El Paso, Progresso, Burger King, Smirnoff Vodka, Bailey's Original Irish Cream, and J&B Rare Scotch Whisky. In fiscal year 1998, Diageo reported sales at $29.5 billion, with net profits at $2.2 billion.

Burger King offers traditional fast food fare in addition to its special Whopper and BK Broiler Sandwiches. More than 1.6 billion Whoppers are sold each year, along with french fries, Croissan'wiches, Big King sandwiches and onion rings.

                             CAPTAIN D'S RESTAURANTS
                             1717 Elm Hill Pike #A10
                           Nashville, Tennessee 37210

Captain D's is a chain of quick-service seafood restaurants which began operation in 1969 when the first store was opened in Nashville, Tennessee. The chain is now operated and franchised by Shoney's, Inc., which also has two other restaurant divisions--Shoney's and the Casual Dining Group. There were 591 Captain D's restaurants in 22 states, including 378 company-owned and 213 franchised units as of October 26, 1997.

During 1996, the chain introduced the Coastal Classics menu in selected units. The menu features a variety of upscale seafood entrees which are offered at price points higher than the average guest check. These entrees include salad, bread, baked potato and vegetable, and are priced from $4.99 to $9.99, well above the average $4.41 guest check. The company intends to offer the Coastal Classic menu in approximately 100 company-owned Captain D's by the end of 1998.

Systemwide sales for fiscal 1997 were estimated at $460 million, with average unit sales of $780 thousand.

                          CHECKERS DRIVE-IN RESTAURANTS
                              600 Cleveland Street
                            Clearwater, Florida 33755

Checkers commenced operations in 1987 to operate and franchise double drive-thru restaurants. Checkers restaurants are intended to provide America's on-the-go-crowd with fast and efficient automobile-oriented service at everyday low priced.

The company's restaurants are fashioned around a 1950s diner and art deco theme, and employ a double drive-thru concept. The restaurants consist of modular restaurant packages produced and installed by the company. Restaurants are approximately 760 to 980+/- square feet, and the sites range from 18,000 to 25,000+/- square feet.

As of December 1997, there were 230 restaurants owned and operated by the company in 11 states and the District of Columbia. There were an additional 249 units operated by franchisees in 24 states, the District of Columbia, Puerto Rico and Israel. The company's long term strategy is for 60 to 65% of its restaurants to be operated by franchisees.

Following a period of rapid growth in the early 1990s, fiscal 1997 revenues declined by 13%, from $165.0 million to $143.9 million, following similar rates of decline in each of the two previous years. Declining restaurant sales, along with disappointing results from certain marketing programs, gave rise to the company's third consecutive loss. Systemwide sales reportedly declined to $310.3 million, or 5% in 1997 following an 11% decrease in 1996.

                            CHEVY'S RESTAURANTS, INC.
                            San Francisco, California

Chevy's is a Tex-Mex restaurant based primarily on the west coast which specializes in "Fresh Mex(R) foods and advertises that everything is made fresh daily.

Chevy's was started in San Francisco and was sold to PepsiCo in 1993. PepsiCo spun off all its restaurant chains in 1997 into either Tricon Global Restaurants, Inc., or as individual entities. Chevy's was bought out by its management as an independent chain, and is currently expanding across the country.

Despite extensive research, no financial data for Chevy's was found.

                                 CHURCHS CHICKEN
                         6 Concourse Parkway, Suite 1700
                             Atlanta, Georgia 30328

Churchs Chicken is a 45 year old chain specializing in southern style chicken, and is the nation's second largest chicken chain in terms of units, with restaurants in 28 states and nine countries. Currently, Churchs has more that 1,300 units worldwide.

Churchs is a division of AFC Enterprises in Atlanta, Georgia, which is one of the world's largest operators and franchisors of restaurants, with more that 3,200 restaurants in 25 countries worldwide. Since being formed in 1992, the company has opened more than 1,200 restaurants worldwide and has doubled its presence.

Churchs was founded in 1952 in San Antonio, Texas by George W. Church, Sr., and at first sold only fried chicken. In 1955, french fries and jalapeno (C) were added to the menu. The Churchs concept is based on a limited menu and an emphasis on take-out.

As of December 1997, the end of AFC's fiscal year, sales were at $483.3 million, an increase of 3.6% over the previous year. Net profits were $11 million, which was a 40.1% net increase over the previous year.

                            DARRYL'S WOOD-FIRED GRILL
                             2 Brush Creek Boulevard
                           Kansas City, Missouri 64112

Darryl's Wood-Fired Grill specializes in contemporary American cooking and a something-for-everyone menu. A wood-fired grill distinguishes house specialties such as slow-cooked Barbecue pork ribs, Black Angus steaks, and Tennessee "Black Jack" chicken.

Darryl's is owned and operated by Houlihan's Restaurant Group, which operates more than 100 casual dining restaurants in 28 states under a variety of names, including Houlihans, Bristol, Braxton, and Chequers. Houlihan's was purchased in 1998 by a private investment group related to MEI Holdings, the majority shareholder of Malibu Entertainment Worldwide. Malibu has reportedly agreed to be merged with Houlihan's to form a holding company yet to be named.

As of December 1997, the end of the fiscal year, sales for Houlihan's Restaurant Group were estimated at $280 million, an increase of 1.9% over the previous year. Despite extensive research, no financial information specific to Darryl's could be found.

                                  DENNY'S, INC.
                        Advantica Restaurant Group, Inc.
                              203 East Main Street
                        Spartanburg, South Carolina 29319

Denny's, a subsidiary of Advantica Restaurant Group, Inc. (formerly Flagstar Companies), is the largest full-service family restaurant chain in the United States. Denny's is the nation's largest chain of family-style, full-service restaurants, with 1,652 restaurants in 49 states, two U.S. Territories and two foreign countries, with system wide sales of $1.15 billion.

For the quarter ending December 31, 1997, Denny's reported a 4% decrease in revenues, while operating income improved by 5% to $120 million.

Denny's restaurants are designed to provide a casual dining atmosphere, and are generally open 24 hours a day, 7 days a week. The chains sales are fairly evenly divided throughout the day, with breakfast and lunch representing 60% of total traffic.

Denny's opened a new concept in 1997 called "Denny's Classic Diners", which features a 1950s-60s atmosphere with stainless steel, neon lighting, jukebox music, new uniforms, and a "diner" menu. Development of this concept is to be accelerated in 1998.

                           DUNKIN DONUTS/HOLSUM BREAD
                               1479 Regency Court
                          Calumet City, Illinois 60409

According to our research, 1997 sales for Dunkin Donuts were $48.3 million, a one-year increase of 2.3%.

Despite extensive research, no other information was available.

                                EAST SIDE MARIO'S
                            1100 Town & Country Road
                            Orange, California 92668

East Side Mario's is described as an "American Italian Eatery" inspired by Manhattan's "Little Italy". The decor is reminiscent of an Italian warehouse, with barrels of potatoes and vegetables in a street scene. The menu consists of pasta, pizza and hamburgers as well as steak, chicken and ribs.

East Side Mario's was started in Miami by Prime Restaurants, Inc., a Toronto-based company, and was then re-imported into Canada. By 1993, Prime Restaurants had expanded the East Side Mario's into the United States through an American subsidiary. It succeeded so well that Pizza Hut, Inc., negotiated to acquire the chain. In early 1997, as part of PepsiCo's spinoff of its restaurant chains, East Side Mario's was sold to Marie Callender Pie Shops.

Marie Callender Pie Shops began in the early 1940s as a wholesale bakery and now operates more than 160 restaurants in the United States and Mexico. As of December 1997, sales were estimated at $300 million, a one year growth of 11.1%.

Despite extensive research, no chain-specific financial data for East Side Mario's could be found.

                              FAZOLI'S RESTAURANTS
                           Seed Restaurant Group, Inc.
                               2470 Palumbo Drive
                            Lexington, Kentucky 40555

Fazoli's combined Italian food (pasta, pizza, soup, salad and dessert) with fast service and low prices. Like other quick-service concepts, Fazoli's offers carryout and drive-thru service. As an alternative, customer can dine in the restaurants, which are decorated with Italian murals, jars of dried pasta, bottles of oil and baskets of red and green peppers.

Sales for 1996 were reported at $219.7 million, an increase of 135% from the previous year. Since 1990, when Seed Restaurant Group bought the concept, Fazoli's has grown to 266 units in 26 states, and it was ranked 105 in the Restaurants and Institutions Top 400 Restaurant Concepts. Aggressive growth
--------------------------------------------------------
plans include 500 locations by 1999.

                        GOLDEN CORRAL FAMILY STEAKHOUSES
                              5151 Glenwood Avenue
                          Raleigh, North Carolina 27612

Golden Corral is a chain of family style restaurants with strong consumer loyalty throughout the southern and south central regions. Founded in North Carolina in 1973, they focus on good service, value, and fresh food.

Golden Corral has, within the last few years, expanded their menu by adding their Golden Choice Buffet(R), which contains meat, pasta, and fresh vegetables; and The Brass Bell Bakery(R), which offers fresh baked rolls, muffins, cookies and brownies, in addition to steak, chicken and seafood.

Currently, they reportedly have 440 restaurants in 38 states, primarily in the Southeast, of which approximately 275 are franchised. Expansion is planned, focusing on the Northeast and West Coast.

                                GREAT CLIPS, INC.
                        3800 West 80th Street, Suite 400
                          Minneapolis, Minnesota 55431

Great Clips is North America's fastest growing salon chain. They opened over 200 hair salons in 1997, bringing the number of salons to over 1,000. Their stated goal is to have 3,000 salons by the turn of the century.

Despite extensive research, we were able to find no publically available financial information for Great Clips.

                            GROUND ROUND RESTAURANTS
                          35 Braintree Hill Office Park
                         Braintree, Massachusetts 02184

Ground Round restaurants offer a broad selection of moderately priced food items, as well as full liquor service. The restaurants are open seven days a week for breakfast and lunch, typically from 11:30 to midnight. Most restaurants are located in freestanding buildings near a major shopping mall or retail area. Building size averages 5,600 square feet and 210 seats.

Currently, Ground Round is owned by Boston Ventures Management, who acquired it in August 1997.

As of September 1997, Sales for the chain were reported at $180.0 million, a decrease of 17.7% over one year.

                              HARDEE'S FOOD SYSTEMS
                             1233 Hardee's Boulevard
                     Rocky Mount, North Carolina 27804-2815

Hardee's Food Systems is a wholly owned subsidiary of CKE Restaurants, Inc., who acquired it from Canadian-based Imasco Limited in the fall of 1997. With this purchase, CKE acquired approximately 3,100 Hardee's stores, located primarily in the Southeast and Midwest.

Early in 1998, Advantica Restaurant Group, the largest franchisee in the Hardee's chain, reported that it would sell its' 557 units to CKE restaurants Inc. This purchase gave CKE direct control of 1,424 Hardee's restaurants, or nearly half the entire chain. The other 1,624 units are owned and operated by franchisees.

Most of the CKE-owned units are being converted into a new Carl's Jr prototype that will be incorporating the Hardee's biscuit breakfast. It has been widely speculated that this may be an interim move before all company-owned units are converted to Carl's Jr stores.

As of December 1997, systemwide sales totaled $2.65 billion, 13% below 1996 levels.

                                IHOP CORPORATION
                             525 N. Brand Boulevard
                         Glendale, California 91203-1903

The International House of Pancakes, also known as IHOP, is a family dining restaurant offering a range of affordable sitdown meals. Incorporated in 1976, IHOP has expanded into 36 states, Canada and Japan.

IHOP has as its menu what is probably the world's largest variety of pancakes, serving everything from the "Rooty Tooty Fresh n Fruity" breakfast to chocolate chip pancakes to plain silver dollar size hotcakes. In addition to their signature breakfast items, they serve sandwiches, soups and dinners which are similar in type to Denny's or Perkins.

IHOP Corporation owns 787+/- restaurants, of which, as of December 31, 1997, 90%+/- were operated by franchisees. IHOP intends to expand by building new restaurants in areas where there is a core customer base.

IHOP Corporation is, in general, a very solid company. While it is neither a fast riser or a loser, as defined by Leading Edge Publications, it is expected to maintain steady growth and should continue to do so for the foreseeable future.

                                JACK'S HAMBURGERS

Despite extensive research, no information could be found on this concept.

                         JACK IN THE BOX/FOODMAKER, INC.
                               9330 Balboa Avenue
                              San Diego, California

Jack In The Box, a fast food chain operated and franchised by Foodmaker, Inc. is one of the largest quick-service hamburger chains in the United States. There are currently a total of 1,323, located primarily in the West and Southwest. In addition to the United States, there are restaurants located in Mexico and Hong Kong. Jack In the Box was the first chain to develop and expand the concept of drive-through only restaurants, and today drive-through sales currently account for up to 64% of sales at company stores.

Jack In The Box's menu and marketing strategies are principally directed toward adult fast food customers. The company offers a wider menu selection than most fast food outlets, and includes foods not commonly offered by hamburger fast food outlets, as well as more traditional hamburgers and french fries.

The 1993 E. coli outbreak has had a profound effect on the way Foodmaker does business. They have forced almost all of their international stores to close because owner/operators failed to consistently meet operational guidelines, Also, their clown mascot, Jack, was brought back, and appeals to potential customers by promising quality and value.

Foodmaker's fiscal 1997 revenues increased by less than 1% to $1.07 billion despite a substantial decline in distribution sales. Sales at company operated stores have increased by 11% and systemwide, sales grew by 9% in each of the last two fiscal years. Earnings in fiscal 1997 improved to $34 million.

                                   JADE HUNAN

We could find no information on this local concept.

                                       KFC
                         TRICON GLOBAL RESTAURANTS, INC.
                               1441 Gardiner Lane
                              Louisville, Kentucky

KFC was founded in Corbin, Kentucky by Colonel Harland D. Sanders in 1939, with its first franchised operation dating back to 1952. By the time KFC was acquired by PepsiCo in 1986, it had grown to approximately 6,600 units in 55 countries and territories.

In September 1997, PepsiCo spun off its major restaurant chains, KFC, Pizza Hut, and Taco Bell to a newly formed company called TRICON Global Restaurants. In early October, PepsiCo distributed TRICON shares to PepsiCo shareholders. As of that time, PepsiCo had no interest in TRICON and TRICON became an independent company. KFC now operates more than 10,200 units in 79 countries and territories and all 50 states under the name Kentucky Fried Chicken or KFC. Approximately 36% of the U.S. units and 31% of the international units are operated by the company or joint ventures in which the company participates.

KFC restaurants offer fried and nonfried chicken products. Entree items include Chunky Chicken Pot Pies, Colonel's Crispy Strips, chicken sandwiches, and buffalo wings, in addition to traditional fried chicken.

As of December 31, 1997, U.S. systemwide sales were reported at $4.0 billion dollars, an increase over the previous year of approximately 2%. The average sales per traditional unit in the U.S. were reportedly $786,000.

                         LOCO LUPES RESTAURANT & CANTINA
                            #4 Industrial Park Drive
                         Hendersonville, Tennessee 37075

Loco Lupe's Mexican Restaurants began business in Nashville, Tennessee in 1993, serving fresh Mexican food. The chain now includes 3 restaurants in Middle Tennessee.

Menu items include traditional items such as tacos, enchiladas, and fajitas made with beef, chicken and pork.

Despite our research, we were unable to find any financial information for this concept.

                       LONE STAR STEAKHOUSE & SALOON, INC.
                           224 East Douglas, Suite 700
                              Wichita, Kansas 67202

Lone Star Steakhouse & Saloon cultivates a Texas roadhouse image (country & western music, neon beer signs, and peanut shells on the floors) at its more than 300 restaurants. The restaurants offer casual, full service dining to patrons looking for mesquite grilled steaks, ribs, chicken, and fish.

The majority of Lone Star's restaurants are located in the U.S., but it has also entered Australia and Guam. Although there are plans to trim the expansion of Lone Star Steakhouses by two-thirds, the company has added Del Frisco's Double Eagle Steak House and Sullivan's Steakhouse concepts as expansion vehicles for the upscale market.

As of December 1997, sales for Lone Star were reported at $585.4 million; an increase of 19% over last year. Net profits were calculated at $68.8 million, a net growth of 14.5%.

                             Long John Silver's Inc.
                               315 South Broadway
                            Lexington, Kentucky 40508

For over 20 years, Long John Silver's operated as a subsidiary of the public company Jerrico Inc. However, in September of 1989, Jerrico was reportedly acquired in a leveraged buyout by C.S. First Boston Corporation in 1989 for $620 million. The new privately held company divested itself of three restaurant concepts in 1990, devoting its full resources to the operation of Long John Silver's. At last report (1997), there are 1,309 Long John Silver's stores, of which 814 are company owned, and 495 are franchised. The restaurants are located in 36 states, Canada, Singapore, and Thailand.

In the fall of 1997, Long John Silver's announced it would focus its expansion for the next five years on opening small units co-branded with other restaurant chains and convenience stores, including Arby's, Baskin Robbins, Green Burrito, and Texaco Star Mart. Of 45 openings during the year, only about 10 were to be standard restaurants.

As of fiscal year 1997, Long John Silver's reported systemwide sales of $843 million. Long John Silver's is currently in bankruptcy, and additional financial information of a more current date was not readily available.

                            On The Border Restaurants
                           Brinker International, Inc.
                                6820 LBJ Freeway
                               Dallas, Texas 75240

Brinker International, Inc. is principally engaged in the operation, development and franchising of the Chili's Grill and Bar, Romano's Macaroni Grill, On the Border Mexican Cafe, Cozymel's Coastal Mexican Grill, Maggiano's Little Italy, and the Corner Bakery restaurant concepts In addition, the addition, the company is involved in the operation and development of the Eatzi's Market and Bakery, Big Bowl, and Wildfire Concepts. The company was organized under the laws of the State of Delaware in September 1983 to succeed to the business operated by Chili's, Inc., a Texas corporation, organized in August 1977. The company completed the acquisitions of Macaroni Grill, On the Border. Cozymel's, Maggiano's, and Corner Bakery in November 1989, May 1994, July 1995, August 1995 and August 1995, respectively.

On the Border restaurants are full-service, casual Tex-Mex theme restaurants featuring mesquite-grilled specialties and traditional Tex-Mex entrees and appetizers served in generous portions at modest prices. On the Border restaurants feature an outdoor patio, a full-service bar, booth and table seating, and brick and wood walls with a Southwest decor. On the Border restaurants also offer enthusiastic table service intended to minimize customer waiting time and facilitate table turnover, while simultaneously providing customers with a satisfying casual dining experience.

Entree selections range in menu price from $5.55 to $12.99 with the average revenue per meal, including alcoholic beverages, approximating $11.36 per person. During the year ended June 24, 1998, food and non-alcoholic beverage sales constituted approximately 78.3% of the concept's total restaurant revenues, with alcoholic beverage sales accounting for the remaining 21.7%.

As of June 1998, the company's system of company-operated, joint venture and franchised units included 806 restaurants located in 46 states, Washington DC, Australia, Canada, China, Egypt, Great Britain, France, Indonesia, Kuwait, Malaysia, Mexico, Peru, Philippines, Puerto Rico, Singapore, South Korea, and the United Arab Emirates. On the Border restaurants are located in 23 states at present. Twenty-four new restaurants opened in 1998 and twenty-six are projected for 1999, most of which are corporate owned. The average development cost of each new property is expected to be $2,790,000.00. The stores range in size from 7,175+/- square feet to 8,034+/- square feet, and will seat 222-262 patrons. No breakdown of the economies for On the Border restaurant was available as of this writing. Overall, the company's sales increased during fiscal 1998 by 18% over fiscal 1997.

                           PERKINS FAMILY RESTAURANTS
                          6075 Poplar Avenue, Suite 800
                            Memphis, Tennessee 38119

Perkins owns and franchises family-style restaurants which serve a wide variety of moderately priced breakfast, lunch, and dinner entrees. Perkins restaurants provide table service, and many are open 24 hours a day.

The company has grown and changed over the past 39 years from a single "pancake house" to a full-service, mid-scale restaurant chain. On December 31,1997, there were 483 restaurants in the Perkins system. Of that total, 346 were franchised and 137 were company operated. Restaurants are located in 33 states and five Canadian provinces, with the largest number in Minnesota, Ohio, New York, Pennsylvania, and Florida.

At the end of 1997, the company merged with The Restaurant Company (TRC). TRC acquired all of the roughly 52% of the outstanding units of limited partnership then owned by public investors, converting Perkins into a private company.

Revenues for fiscal 1997 totaled $269.5 million, an increase of almost 7%, while net income was reported at $8.2 million, a decrease of almost 40%.

                              PIZZA HUT RESTAURANTS
                         TRICON GLOBAL RESTAURANTS, INC.
                              14841 Dallas Parkway
                               Dallas, Texas 75420

Pizza Hut, until recently a division of PepsiCo and now an operating division of the newly created TRICON Global Restaurants, Inc., is engaged in the operation, development, franchising, and licensing of a system of casual, full-service restaurants and both traditional and nontraditional quick-service restaurants. Nontraditional units include express units and kiosks with a limited menu which operate in locations such as airports, gas and convenience stores, stadiums, amusement parks, and colleges.

In September 1997, PepsiCo spun off its major restaurant chains, KFC, Pizza Hut, and Taco Bell to a newly formed company called TRICON Global Restaurants, Inc. Each chain will focus on its own marketing strategy, but they will combine to buy into major sponsorships and will combine selected operating systems.

At the end of 1997, there were more than 12,400 Pizza Hut restaurants in operation--more than 8,600 in the U.S. and another 3,800 international units in 88 countries and territories throughout the world. Principal international markets include Canada, Japan, South Korea, Mexico, New Zealand, Spain, and the United Kingdom. As of year-end 1997, about 44% of Pizza Hut's worldwide units were operated by the company and joint ventures in which the company participated.

Worldwide system sales at Pizza Hut exceeded $7.3 billion in 1997, down about 8% from the previous year's level. This reflected a notable decline in the number of outlets along with a 1% decrease in same-store sales. However, same-store sales were showing signs of improving, increasing by 5% in the fourth quarter of 1997. As of December 31, 1997, average sales for a traditional unit in the U.S. was reported at $630,000.

                               BONANZA RESTAURANTS
                              PONDEROSA STEAKHOUSE
                           6500 International Parkway
                               Plano, Texas 75093

Metromedia Restaurant Group (MRG), a subsidiary of Metromedia Company, is one of the largest full service restaurant companies in the world, with four very stable restaurant brands: Bennigan's, Steak and Ale, Ponderosa Steakhouse, and Bonanza. As of the end of fiscal 1997, MRG had over 1,000 restaurants, $1.4 billion in sales and 35,000 employees.

The idea for Bonanza Family Steakhouses was born in 1962 at the height of "Bonanza" the television program. In less than a year, the first restaurant was operational in Westport, Connecticut.

In 1965, Bonanza Restaurants moved their headquarters to Dallas, Texas, began franchising in 1966, and in 1989 joined the Metromedia Restaurant Group. In 1997, Ponderosa and Bonanza joined forces, becoming one large concept marketed under either name.

Both of these restaurants have "value" as an important part of their mission statement, offering grilled steaks, chicken, ribs, seafood entrees, a huge buffet for lunch and dinner, and some offer breakfast on the weekends.

                           POPEYE'S CHICKEN & BISCUITS
                         6 Concourse Parkway, Suite 1700
                             Atlanta, Georgia 30328

Popeye's Chicken and Biscuits is a 26 year old chain specializing in New Orleans style chicken, and is the nation's second largest chicken chain in terms of sales, with restaurants in 40 states and 19 countries. Currently, Popeye's has approximately 1,200 units worldwide.

Popeye's is a division of AFC Enterprises in Atlanta, Georgia, which is one of the world's largest operators and franchisors of restaurants, with more than 3,200 restaurants in 25 countries worldwide. Since being formed in 1992, the company has opened more than 1,200 restaurants worldwide and has doubled its presence.

Popeye's was founded in 1972 in New Orleans, Louisiana, by Al Copeland as "Chicken on the Run". After six months, Mr. Copeland changed the name and recipe, and Popeye's signature spicy chicken was introduced to the public.

Currently, Popeye's has partnered with restaurant developer Rich Melman to form the "Cajun Kitchen" concept. This concept, which will debut in 1999, will mark Popeye's entrance into the "fast-casual" marketplace.

As of December 1997, the end of AFC's fiscal year, sales were at $483.3 million, an increase of 3.6% over the previous year. Net profits were reportedly $11 million, which was a 40.1% net increase over the previous year.

                           QUINCY'S FAMILY STEAKHOUSES
                                Atlanta, Georgia

Quincy's Family Steakhouse was started in 1973 in Greenville, South Carolina as Western Family Steakhouse. It was renamed Quincy's in 1976 and today is one of the leading family restaurant chains in the Southeast with nearly 200 locations in eight Southeastern states and Ohio.

The chain is best known for its wide variety of charbroiled steaks -- from New York strips and T-bones to ribeyes and sirloins -- and its "No Mistake Steak Guarantee," which says that if a customer isn't totally satisfied with his or her meal, Quincy's will make it right or pick up the check. In an average day, 21,000 pounds of steak are served throughout the chain. And each day Quincy's bakers make a total of 240,000 yeast rolls, a popular fresh-baked, made from scratch item that was introduced system wide in 1987.

Quincy's is currently owned by Buckley Acquisition Corporation, who acquired it from Advantica Restaurant Group, Inc., in June of this year. No financial records were available as of this writing.

                            RALLY'S HAMBURGERS, INC.
                             10002 Shelbyville Road
                           Louisville, Kentucky 40223

Rally's Hamburgers is one of the nation's largest chains of double drive-thru restaurants. As of December 28, 1997, the Rally's system included 477 outlets in 18 states, primarily the Midwest and the Sunbelt. The system comprises 229 company owned and operated restaurants, 248 franchised, and 27 company owned stores which are operated as Rally's restaurants by CKE Restaurants, Inc.

In March 1997, Rally's and Checkers agreed on a merger that would make Rally's a wholly owned subsidiary of Checkers. This particular merger was never completed, but in December 1997, Rally's acquired 19.1 million shares of common stock of Checkers Drive-In Restaurants, Inc., becoming Checkers largest shareholder. As a result, CKE Restaurants, Inc. and Fidelity National Financial own approximately 44% of the outstanding shares of Rally's common stock. This transaction effectively combines Checkers and Rally's, giving them the capability to share operational functions and become more efficient.

Company revenues and systemwide sales declined substantially in 1997, due to fewer restaurants in operation, as well as a decline in same-store sales. As of December 28, 1997, revenues were reportedly $144.9 million, a decrease of 4.5% from the previous year.

                               RUBY TUESDAY, INC.
                             150 West Church Avenue
                           Maryville, Tennessee 37801

In the early 70's, Sandy Beall saw a need for a restaurant that offered a contemporary, lively atmosphere and quality food at a moderate price. He leased property on the corner of 20th Street and Cumberland Avenue in Knoxville, Tennessee, and the first Ruby Tuesday restaurant opened in 1972. From this modest beginning, Ruby Tuesday has emerged as one of the fastest growing concepts in the food service industry.

In April 1982, Ruby Tuesday restaurants became part of the Specialty Restaurant Division of Morrison, Inc. The merger was mutually advantageous and provided Morrisons with a wider customer base and Ruby Tuesday with additional financial support to provide for its dramatic growth. In 1996, the Ruby Tuesday Group became Ruby Tuesday, Inc., a publicly held company whose shares trade on the New York Stock Exchange.

Currently, Ruby Tuesday Inc. owns and operates 325 Ruby Tuesdays, and are planning to expand into Chile. Sales as of May 31, 1998, the end of the fiscal year, totaled $711.4 million, an increase of 8.54% over last year.

                           SHELLS SEAFOOD RESTAURANTS
                       16313 North Dale Mabry Highway #100
                              Tampa, Florida 33618

Shells is a chain of full-service, mid-priced, casual dining seafood restaurants. The 35 units can now be found in Florida, Kentucky, and Ohio, but most are in Florida.

Each unit has a distinctly different look, largely because the company tends to renovate restaurants as opposed to building their own. Units range from 5,000 to 7,000 square feet, seating 150 to 200.

Shells' sales are estimated to have totaled almost $29 million in 1996, with average annual sales per unit of about $2.2 million. The company went public in April 1996. At that time, it raised 7 million. As of December 31, 1997, sales were reported to be $65.3 million, a one-year increase of 64.07%.

                              SHONEY'S RESTAURANTS
                               1727 Elm Hill Pike
                                  P.O. Box 1260
                           Nashville, Tennessee 37202

Shoney's restaurants, in operation since 1952, are full-service, family dining restaurant that are generally open 18 hours per day to serve breakfast, lunch and dinner. The menu is diversified and includes hamburgers, sandwiches, chicken, seafood, pasta, stir-fry dishes, steaks, vegetables, and desserts. The chain also offers its signature soup, salad, and fruit bar and its all you can eat breakfast bar.

In late fall 1997, J. Michael Bodnar was named president was named president and CEO, succeeding C. Stephen Lynn. Bodnar was championed by Raymond Schoenbaum, son of the late founder, who waged a proxy fight to take control of the company.

Initial changes following the management shakeup will include the reformation of Shoney's signature food bar. In 1997, a new breakfast bar was tested, offering higher quality items at a slightly higher price point. Sales from the breakfast bar amounted to 36% of restaurant sales in 1997. Management is also considering focusing on soup and salad during lunch and dinner so the food bar will not be competing with the regular menu. The company is also planning to simplify the menu by eliminating items that represent less than 2% of sales.

Sales at Shoney's restaurants were up by almost 22% to $705.8 million as of the end of fiscal year 1997, despite a decline in comparable-restaurant sales, and the closure of 74 units.

                                    TACO BELL
                                17901 Von Karmon
                            Irvine, California 92614

The first Taco Bell was opened in 1962 by Glen Bell in Downey, California, and the first franchise was sold in 1964. By 1978, when it was acquired by PepsiCo, the Taco Bell system had grown to approximately 1,000 units. By the end of 1997, there were more than 6,700 Taco Bell units within the U.S. and more than 170 outside the country.

Taco Bell, until recently a division of PepsiCo and now an operating division of the newly created TRICON Global Restaurants, Inc., is engaged in the operation, development, franchising, and licensing of a system of casual, full-service restaurants and both traditional and nontraditional quick-service restaurants. Nontraditional units include express units and kiosks with a limited menu which operate in locations such as airports, gas and convenience stores, and stadiums.

In September 1997, PepsiCo spun off its major restaurant chains, KFC, Pizza Hut, and Taco Bell to a newly formed company called TRICON Global Restaurants, Inc. Each chain will focus on its own marketing strategy, but they will combine to buy into major sponsorships and will combine selected operating systems.

Taco Bell's systemwide sales in the U.S. totaled approximately $4.8 billion in 1997 Same store sales increased by 2%, reflecting some strong promotions and favorable changes in product mix and pricing.

                             TONY ROMA'S RESTAURANT
                             NPC International, Inc.
                              720 West 20th Street
                             Pittsburg, Kansas 66762

When Tony Roma opened Tony Roma's Place in Miami, Florida back in 1972, the menu was limited, but people would travel miles to sample his famous baby back ribs. Now 25 years later, with 195 Tony Roma's restaurants worldwide, people don't have to travel as far to cure their rib cravings. That first Tony Roma's concept in Miami became so successful that after sampling the ribs, Clint Murchison, Jr., Texas financier and owner of the Dallas Cowboys in 1976, purchased the majority of the U.S. franchise rights and established a jointly-owned company.

Under Murchison's leadership, Tony Roma's A Place For Ribs launched an aggressive five-year expansion plan and opened Tony Roma's restaurants strategically throughout the United States. As part of that expansion, the first international Tony Roma's restaurant opened in Tokyo in 1979. After four years of successful growth, Mr. Roma relinquished his rights to the restaurant operations in 1983. The following year Murchison sold his interest in the company to his children. The Murchison family embarked on national and international expansion, and in 1993 the company and franchisees were operating 137 restaurants on four continents.

Today the Tony Roma's Famous For Ribs concept is owned and operated by Dallas-based Romacorp, Inc., a subsidiary of NPC International, Inc., which operates over 685 Pizza Hut franchised locations. Romacorp, Inc. oversees 47 company owned and operated restaurants and 146 international and domestic franchised Tony Roma's locations.

As of the end of fiscal 1998, Sales for NPC International, Inc. were reported at $455.3 million, an increase of 54.2% over the previous year, and a 42.1% increase in net profits. No financial data specifically for Romacorp, Inc.
was available.

                            WAFFLE HOUSE RESTAURANTS
                              5986 Financial Drive
                             Norcross, Georgia 30071

Waffle House began as the dream of two neighbors who envisioned a company dedicated to people - both customers and employees. On Labor Day 1955, the dream became reality as the first Waffle House opened for business in Avondale Estates, Georgia, a suburb of Atlanta. Soon after, the business grew throughout Georgia and to neighboring states. These early restaurants established the famous Waffle House reputation of serving "Good Food Fast" in a friendly atmosphere. Currently, Waffle House is the world's leading server of waffles, t-bone steaks, omelets, and grits.

As of this writing, no financial information was available to us.

                            INDUSTRY TRENDS/CHARTS


                                          COMPLETE APPRAISAL - RESTRICTED REPORT

                         MULTI-UNIT SEGMENT SALES: 1997

                           [PIE CHART APPEARS HERE]



     This chart reflects in percentages the breakdown of sales in the restaurant food industry by food segment for 1997, showing the largest segment to be the hamburger segment at 38.1% of sales. The pizza, chicken, Mexican, sandwich, seafood, and other segments captured 12.7%, 8.4%, 6.2%, 4.2%, 3.1%, and 27.3% of total sales, respectively.

                     MARKET SHARES: HAMBURGER SEGMENT-1997

                           [PIE CHART APPEARS HERE]



     This chart presents the market shares by restaurant chain in the hamburger segment of the restaurant industry for 1997. The chart shows that McDonald's had the largest market share at 36.5%, and Burger King, Wendy's, Hardee's, Arby's, JIB, Sonic, Carl Jr. and others had 16.8%, 9.7%, 5.6%, 4.2%, 2.8%, 2.4%,
1.4%, and 20.6% of the market, respectively.

                       MARKET SHARES: PIZZA SEGMENT-1997

                           [PIE CHART APPEARS HERE]



     This chart presents the market shares by restaurant chain in the pizza segment of the restaurant industry for 1997, including Pizza Hut, Papa John, Godfathers, Domino's, SBarro, Pizzeria Uno, Little Caesar, RT Pizza, Olive Garden, CE Cheese and others.

                      MARKET SHARES: CHICKEN SEGMENT-1997

                           [PIE CHART APPEARS HERE]



     This chart presents the market shares by restaurant chain in the chicken segment of the restaurant industry for 1997. The chart shows that KFC had 38.5% market share, while Boston Market, Popeyes, Chick-Fil-A, Church's, and others had 12.7%, 7.0%, 6.2%, 5.5% and 30.1% market share, respectively.

                       MARKET SHARES: MEXICAN SEGMENT-1997

                           [PIE CHART APPEARS HERE]



     This chart presents the market shares by restaurant chain in the Mexican segment of the restaurant industry for 1997. The chart shows that Taco Bell had 38.5% market share, while Chi Chi's, Del Taco, Taco Cabana, El Chico and others had 12.7%, 7.0%, 6.2%, 5.5% and 30.1% market share, respectively.

                      MARKET SHARES: SANDWICH SEGMENT-1997

                           [PIE CHART APPEARS HERE]


     This chart presents the market shares by restaurant chain in the sandwich segment of the restaurant industry for 1997. The chart shows that Subway had
48.3 % market share, while Blimpie, Schlotzky's, Miami Subs, Wall Street Deli, and others had 22.2%, 12.8%, 7.4%, 5.6% and 3.7% market share, respectively.

                         OTHER MULTI-UNIT CONCEPTS: 1997

                           [PIE CHART APPEARS HERE]


     This chart presents the market shares in the other multi-units restaurants for different restaurant chains for 1997, including Denny's, Applebee's, Chili's, Outback, Shoney's, T.G.I. Friday's, IHOP, Cracker Barrel, Big Boy, Golden Corral, Perkins and others.

                       MARKET SHARES: SEAFOOD SEGMENT-1997

                           [PIE CHART APPEARS HERE]



     This chart presents the market shares by restaurant chain in the seafood segment of the restaurant industry for 1997. The chart shows that Red Lobster had 59.8% market share, while LJS, Capt D's, and others had 19.7%, 10.9% and 9.6% market share, respectively.

                       FRANCHISED RESTAURANT RENT SURVEY

                           [BAR CHART APPEARS HERE]



     This chart presents rent, as a percentage of the gross sales, paid by different franchised restaurants grouped by 1) the type of the franchised restaurants, including fast food, family or all, and 2) the region in which such restaurants operate, including east, north/central, south/central and west.

                      TOP 10 RESTAURANT MARKET SHARES: 1997

                           [PIE CHART APPEARS HERE]



     This chart provides the market shares of the top 10 restaurant chains in terms of market share for 1997. The chart shows that McDonald's had 32.0% market share, while Burger King, Pizza Hut, Taco Bell, Wendys's, KFC, Hardees, Subway, Dominos, and Arby's had 14.3%, 9.7%, 8.5%, 8.5%, 7.6%, 6.0%, 5.3%, 4.6%
and 3.7% market share, respectively.

                -----------------------------------------------
                           ALL RESTAURANT CATEGORIES
                OVERALL CAPITALIZATION RATE NORMAL DISTRIBUTION
                -----------------------------------------------

                             [GRAPH APPEARS HERE]



     This bell curve presents the normal distribution of the overall capitalization rates for all restaurant categories based on a sample of 506 restaurants. The curve shows that the lowest capitalization rate was 5.48%, the highest 16.17%, and the mean 10.01% with a standard deviation of 0.96%.

                -----------------------------------------------
                              FAST FOOD RESTAURANTS
                OVERALL CAPITALIZATION RATE NORMAL DISTRIBUTION
                -----------------------------------------------

                             [GRAPH APPEARS HERE]


     This bell curve presents the normal distribution of the overall capitalization rates for the fast food restaurant category based on a sample of 299 restaurants. The curve shows that the lowest capitalization rate was 7.03%, the highest 13.2%, and the mean 9.96% with a standard deviation of 0.82%.

                -----------------------------------------------
                                FAMILY RESTAURANTS
                OVERALL CAPITALIZATION RATE NORMAL DISTRIBUTION
                -----------------------------------------------

                             [GRAPH APPEARS HERE]



     This bell curve presents the normal distribution of the overall capitalization rates for the family restaurant category based on a sample of 207 restaurants. The curve shows that the lowest capitalization rate was 5.48%, the highest 16.7%, and the mean 10.09% with a standard deviation of 1.12%.

                -----------------------------------------------
                            ALL RESTAURANT CATEGORIES
                     RENT AS % OF SALES NORMAL DISTRIBUTION
                -----------------------------------------------

                             [GRAPH APPEARS HERE]



     This bell curve presents the normal distribution of rent as a percentage of sales for all restaurant categories based on a sample of 425 restaurants. The curve shows that the lowest percentage was 2.47%, the highest 23.46%, and the mean 8.94% with a standard deviation of 3.36%.

                -----------------------------------------------
                              FAST FOOD RESTAURANTS
                     RENT AS % OF SALES NORMAL DISTRIBUTION
                -----------------------------------------------

                             [GRAPH APPEARS HERE]



     This bell curve presents the normal distribution of rent as a percentage of sales for the fast food restaurant category based on a sample of 266 restaurants. The curve shows that the lowest percentage was 2.9%, the highest 23.46%, and the mean 9.10% with a standard deviation of 3.43%.

                -----------------------------------------------
                               FAMILY RESTAURANTS
                     RENT AS % OF SALES NORMAL DISTRIBUTION
                -----------------------------------------------

                             [GRAPH APPEARS HERE]



     This bell curve presents the normal distribution of rent as a percentage of sales for the family restaurant category based on a sample of 159 restaurants. The curve shows that the lowest percentage was 2.47%, the highest 19.57%, and the mean 8.68% with a standard deviation of 3.22%.

                -----------------------------------------------
                            ALL RESTAURANT CATEGORIES
                           RENT/SF NORMAL DISTRIBUTION
                -----------------------------------------------

                             [GRAPH APPEARS HERE]



     This bell curve presents the normal distribution of rent per square foot for all restaurant categories based on a sample of 805 restaurants. The curve shows that the lowest rent per square foot was $5, the highest $81, and the mean $28 with a standard deviation of $12.

                -----------------------------------------------
                              FAST FOOD RESTAURANTS
                           RENT/SF NORMAL DISTRIBUTION
                -----------------------------------------------

                             [GRAPH APPEARS HERE]



     This bell curve presents the normal distribution of rent per square foot for the fast food restaurant category based on a sample of 533 restaurants. The curve shows that the lowest rent per square foot was $6, the highest $81, and the mean $31 with a standard deviation of $12.

                -----------------------------------------------
                                FAMILY RESTAURANTS
                           RENT/SF NORMAL DISTRIBUTION
                -----------------------------------------------

                             [GRAPH APPEARS HERE]



     This bell curve presents the normal distribution of rent per square foot for the family restaurant category based on a sample of 272 restaurants. The curve shows that the lowest rent per square foot was $5, the highest $60, and the mean $22 with a standard deviation of $9.

                -----------------------------------------------
                            ALL RESTAURANT CATEGORIES
                        SALE PRICE/SF NORMAL DISTRIBUTION
                -----------------------------------------------

                             [GRAPH APPEARS HERE]



     This bell curve presents the normal distribution of sale price per square foot for all restaurant categories based on a sample of 709 restaurants. The curve shows that the lowest sale price per square foot was $29, the highest $904, and the mean $252 with a standard deviation of $124.

                -----------------------------------------------
                            FAST FOOD RESTAURANTS
                        SALE PRICE/SF NORMAL DISTRIBUTION
                -----------------------------------------------

                             [GRAPH APPEARS HERE]



     This bell curve presents the normal distribution of sale price per square foot for the fast food restaurant category based on a sample of 408 restaurants. The curve shows that the lowest sale price per square foot was $35, the highest $904, and the mean $285 with a standard deviation of $131.

                -----------------------------------------------
                               FAMILY RESTAURANTS
                        SALE PRICE/SF NORMAL DISTRIBUTION
                -----------------------------------------------

                             [GRAPH APPEARS HERE]



     This bell curve presents the normal distribution of sale price per square foot for the family restaurant category based on a sample of 301 restaurants. The curve shows that the lowest sale price per square foot was $29, the highest $550, and the mean $208 with a standard deviation of $96.

                -------------------------------------------------
                            ALL RESTAURANT CATEGORIES
                GROSS INCOME MULTIPLIER (GIM) NORMAL DISTRIBUTION
                -------------------------------------------------

                             [GRAPH APPEARS HERE]




     This bell curve presents the normal distribution of the gross income multiplier for all restaurant categories based on a sample of 506 restaurants. The curve shows that the lowest gross income multiplier was 6.18, the highest 18.23, and the mean 10.08 with a standard of deviation of 1.01.

                -------------------------------------------------
                              FAST FOOD RESTAURANTS
                GROSS INCOME MULTIPLIER (GIM) NORMAL DISTRIBUTION
                -------------------------------------------------

                             [GRAPH APPEARS HERE]




     This bell curve presents the normal distribution of the gross income multiplier for the fast food restaurant category based on a sample of 299 restaurants. The curve shows that the lowest gross income multiplier was 7.58, the highest 14.22, and the mean 10.11 with a standard deviation of 0.83.

                -------------------------------------------------
                               FAMILY RESTAURANTS
                GROSS INCOME MULTIPLIER (GIM) NORMAL DISTRIBUTION
                -------------------------------------------------

                             [GRAPH APPEARS HERE]



     This bell curve presents the normal distribution of the gross income multiplier for the family restaurant category based on a sample of 207 restaurants. The curve shows that the lowest gross income multiplier was 6.18, the highest 18.23, and the mean 10.04 with a standard deviation of 1.23.

                                QUALIFICATIONS


                                          COMPLETE APPRAISAL - RESTRICTED REPORT

                           APPRAISAL QUALIFICATIONS OF
                             ADNAN BEN ABDALLAH, MA


EDUCATION:              -     Master of Arts in Real Estate and Urban Analysis
---------
                              (Appraisal Institute Sponsored Program), with a minor in Building Construction, University of Florida, December, 1993.

                        -     Bachelor in Accounting, IHEC, University of Tunis
                              - Tunisia, June, 1988.

PROFESSIONAL
------------
EDUCATION:              -     Courses/Examinations completed under the direction
---------
                              of the Appraisal Institute sponsored Master's
                              Program

                        -     Real Estate Appraisal Principles (Examination 1A1)

                        -     Basic Valuation Procedures (Examination 1A2)

                        - Capitalization Theory and Techniques, Part A (Examination 1BA)

                        - Capitalization Theory and Techniques, Part B (Examination 1BB)

                        -     Case Studies in Real Estate Valuation (Examination
                              2-1)

                        -     Report Writing and Valuation Analysis (Examination
                              2-1)

                        -     Project Program Seminar

APPRAISAL INSTITUTE
-------------------
COURSES:                -     Standards of Professional Practice, Part A
-------


                                          COMPLETE APPRAISAL - RESTRICTED REPORT

                                QUALIFICATIONS OF
                        LAURENCE R. GOLDENBERG, MURP, MBA

EDUCATION:              -     University of Central Florida, Master of Business
---------
                              Administration (MBA)
                        -     University of Pittsburgh, Master of Urban and
                              Regional Planning, (MURP)
                        -     Dickinson College, B.A. Degree

PROFESSIONAL
CERTIFICATION:          -     Florida State Certified General Appraiser
-------------
                              #RZ0001980


PROFESSIONAL
AFFILIATIONS:           -     State of Florida, Licensed Real Estate Salesperson
------------



APPRAISAL
EDUCATION:              -     Appraisal Board Course I (ABI)
---------
                        -     Appraisal Board Course III (ABIII)
                        -     Capitalization Rates and Income Valuation
                        -     Standards of Professional Practice SPP-A (AI)
                        -     Standards of Professional Practice SPP-B (AI)
                        -     USPAP/Law Update (A92)
                        -     Appraisal Methods and Applications (A141)

RELATED
EDUCATION:              -     Real Estate Finance I
---------
                        -     Managerial Finance I and II
                        -     Financial and Managerial Accounting
                        -     Macroeconomic & Microeconomic Theory I and II
                        -     Investment Management
                        -     Urban Development Systems

Has prepared Appraisals, Feasibility Studies and Analysis for various clients, a partial listing of which follows:

- CNL Investment Company
- Commercial Net Lease Realty, Inc.
- United American Bank
- Bank of Winter Park
- Community First Bank
- Frisch's Restaurants, Inc.
- Southern Bank of Central Florida
- Commercial State Bank
- Cushman, Inc.
- CNL Realty Investors, Inc.
- Orange Bank
- Florida Hospital

- In addition, Mr. Goldenberg has several years of land planning experience with the Orange County, (Florida) Planning Department. Projects Mr. Goldenberg was involved with at Orange County include, but are not limited to the Growth Management Plan Update, Amendments to the Growth Management Plan and Activity Center Studies. Mr. Goldenberg also has experience with the Chester County (Pennsylvania) Planning Department.


                                          COMPLETE APPRAISAL - RESTRICTED REPORT

QUALIFICATIONS OF EDWAR P. KARABEDIAN, MBA

EDUCATION:              -     Hofstra University Graduate School of Business:
---------
                              Master of Business Administration in Finance
                              Degree (MBA) 1985
                        -     SUNY at Stonybrook: B.A. Degree. 1982

PROFESSIONAL            -     Candidate for the MAI designation of the Appraisal
AFFILIATIONS                  Institute
------------
                        -     General Associate Member of the Appraisal
                              Institute IIN #: 077588507/Candidate No. M930794

PROFESSIONAL            -     Florida Association of Realtors
ASSOCIATIONS            -     National Association of Realtors
------------
                        -     Orlando Area Board of Realtors
                        -     Orlando Area Chamber of Commerce
                        -     Member International Council of Shopping Centers
                              (ICSC)

PROFESSIONAL
CERTIFICATION:          -     Florida State Certified General Appraiser
-------------
                              #RZ0000782

PROFESSIONAL
LICENSES:               -     State of Florida, Licensed Real Estate Broker
--------

APPRAISAL               -     Real Estate Appraisal Principles (AIREA) 1987
EDUCATION:              -     Basic Valuation Procedures (AIREA) 1987
---------
                        -     Income Capitalization, Part A (AIREA) 1987
                        -     Income Capitalization, Part B (AIREA) 1987
                        -     Case Studies and Analysis (AIREA) 1988
                        -     Florida Certified Appraiser Course (CA II) 1992
                        -     Standards of Professional Practice SPP-A (AI) 1992
                        -     Standards of Professional Practice SPP-B (AI) 1992
                        -     Standards of Professional Practice Update (RES)
                              1994
                        -     USPAP/Law Update (A92) 1996
                        -     Appraisal Methods and Applications (A141) 1996

RELATED                 -     Securitization of Real Estate
EDUCATION:              -     Real Estate Finance I & II
---------
                        -     Managerial Finance
                        -     Financial and Managerial Accounting
                        -     Macroeconomic & Microeconomic Theory I & II
                        -     Investment Banking I & II
                        -     Securities and Capital Markets Finance
                        -     Money and Banking Principles
                        -     International Real Estate Investment & Analysis
                              (FIABCI)


                                          COMPLETE APPRAISAL - RESTRICTED REPORT

QUALIFICATIONS OF EDWARD P. KARABEDIAN
Page Two

Has prepared Business Valuation, Appraisals, Feasibility Studies and Investment Analyses for various public and private sector clients, a partial listing of which follows:

-  CNL Institutional Advisors, Inc.       -  AmSouth Bank
-  CNL Investment Company                 -  Burger King Corporation
-  CNL Group                              -  Grand Metropolitan, Plc
-  United American Bank                   -  TRR Enterprises
-  Franchise Service Options              -  South Trust Bank
-  American Heritage Life Insurance Co.   -  Brauvin Real Estate Funds
-  Florida Hospital                       -  Security Mutual Life Insurance Co.
-  Daniel Realty                          -  Bank of Winter Park
-  Citibank, N.A.                         -  Centrust Savings & Loan
-  Resources Pension Shares               -  Southeast Bank
-  National Property Investors            -  Barnett Bank
-  The Travelers                          -  Orange County
-  Kimco Group                            -  O.O.C.E.A. (Expressway
-  Integrated Resources                         Authority)
-  Chase Manhattan, N.A.                  -  Lake Nona Development
-  Prudential Capital                     -  Southeast Investment Properties
-  Fleet Bank                             -  First Union Bank
-  Cornerstone Properties                 -  CNL Investment Company
-  The Meredith Organization              -  Benderson Development
-  Breslin Realty Development Corp.       -  Southeast Bank
-  Rockefeller Center Development Group   -  Florida National Bank
-  National Park Service                  -  Freedom Savings & Loan
-  Environmental Protection Agency        -  Regional Construction
-  On-Site Group, Inc.                    -  RIC Properties
-  Paragon Properties                     -  Commercial State Bank
-  Resolution Trust Corporation           -  Chase Manhattan Bank
-  Network Appraisal Group                -  Bayco Development Company
-  The Bank of Winter Park                -  Resolution Trust Corporation (RTC)
                                             (J.E. Roberts SAMDA)

Have performed and assisted on the following condemnation and/or eminent domain appraisal projects:

O.O.C.E.A. - Woodbury Lane R.O.W. Project
O.O.C.E.A. - Paradi Lane Project
O.O.C.E.A. - Valencia College Lane Project
O.O.C.E.A. - Chickasaw Trail Project
Florida D.O.T. - Whisper Lakes Drainage Easement Areas
Orange County R.O.W. - Lancelot Avenue Water Retention Areas
New York State D.O.T. - Long Island Expressway R.O.W. Takings - Huntington Township


                                          COMPLETE APPRAISAL - RESTRICTED REPORT

                           APPRAISAL QUALIFICATIONS OF
                                VINCENT MALDONADO

EDUCATION:              -     Bernard M. Baruch College, Bachelor of Business
---------
                              Administration in Real Estate Degree (BBA)

AFFILIATIONS:           -     General Associate Member of the Appraisal
------------
                              Institute
                        -     National Association of Realtors
                        -     Orlando Area Board of Realtors

PROFESSIONAL
CERTIFICATION:          -     Florida State Certified General Appraiser
-------------
                              #RZ0001249

PROFESSIONAL
AFFILIATIONS:           -     State of Florida, Licensed Real Estate Broker
------------

APPRAISAL EDUCATION     -     Single Family Residential 101 (SREA)
-------------------
                        -     R-2 Single Family Case Study (SREA)
                        -     Income Property Analysis 201 (SREA)
                        -     HP12C Seminar (AIREA)
                        -     Florida Certified Appraisers Course (CAII)
                        -     Standards of Professional Practice SPP-A (AI)
                        -     Standards of Professional Practice SPP-B (AI)
                        -     Standards of Professional Practice Update (RES)
                        -     USPAP/Law Update (A92)
                        -     Appraisal Methods and Applications (A141)

RELATED EDUCATION:      -     Managerial Finance
-----------------
                        -     Micro and Macro Economics
                        -     International Real Estate Investment & Analysis
                              (FIABCI)
                        -     Real Estate Appraisal and Analysis

Has performed and assisted on the following condemnation and/or eminent domain appraisal projects:

      Orange County R.O.W.
      O.O.C.E.A.
      Osceola County R.O.W. Parcel 107

Has prepared Appraisals, Feasibility Studies and Investment Analysis for various public and private sector clients, a partial listing of which follows:


                                          COMPLETE APPRAISAL - RESTRICTED REPORT

-----------------------------------------------
Page Two

PREPARED AND PARTICIPATED IN APPRAISALS FOR:

- Alliance Funding Ltd.
- Anchor Savings Bank
- Anderson Dental Lab, Inc.
- Atico Savings Bank
- Azalea Manor
- Baker and Hostetler
- Barrett and Sons Sailing Center
- Bellows
- Beneficial Finance Corp.
- Brokers Mortgage Service, Inc.
- Brooklyn Federal Savings & Loan Association
- CNL Income Funds
- Central Florida Title Insurance Company
- Child Life, Inc.
- Chemical Bank
- Citibank, N.A.
- Citizens & Southern Bank of Fla.
- Commercial State Bank
- Comprehensive Marketing Systems, Inc.
- Crossland Savings Bank
- Danis Properties
- Dime Savings Bank of New York
- Dime Savings Bank of Williamsburg
- Empbanque Capitol Corp.
- Empire of America Realty Credit Corp.
- Florida National Bank
- Frisch's Restaurants, Inc.
- Goldome F.S.B.
- Goldome Realty Credit Corp.
- H.W.D. Funding Limited
- Hartford Funding Ltd.
- Household Finance Corp.
- Karst, Inc.
- Roderick T. Hunt Associates
- Kadilac Funding
- Kasa Lithuanian Credit Union
- Maritec Industries
- Master Halco, Inc.
- Money Store
- Mortgage Clearing House
- National Health Care Affiliates, Inc.
- O.O.C.E.A (Expressway Authority)
- Orange Bank
- Orlando Medical Associates
- Osceola County R.O.W.
- Paragon Group
- Regional Construction Corp.
- S.M.A. Funding
- Security Mutual Life Insurance Company of New York
- Shee Con, Inc.
- Shubert Construction Co., Inc.
- South Trust Bank
- Sutton Industries, Inc.
- United American Bank
- Whitaker, Dorough, Whitaker and Wren
- Wood X-Ray and Supply, Inc.
- Zom Companies


                                          COMPLETE APPRAISAL - RESTRICTED REPORT

                   QUALIFICATIONS OF JAMES R. WHITE MAI, SRA
                       MANAGING DIRECTOR/REAL ESTATE GROUP

Business Address
----------------

732 North Thornton Avenue
Orlando, Florida 32803

Educational Background
----------------------

He has been active in the appraisal profession since 1967. His formal educational background includes studies at Northern Illinois University, as well as completion of a variety of courses sponsored by the Appraisal Institute. Moreover, he has attended seminars on environmental issues, finance, eminent domain, feasibility analysis, construction, computer applications, and other real estate related topics sponsored by the Appraisal Institute and other independent organizations.

Professional Affiliations
-------------------------

Appraisal Institute - MAI No. 5158 (1974)
Appraisal Institute - RM No. 372 (1972)
State Certified General Appraiser #RZ0001875
Licensed Florida Real Estate Broker

Professional Experience
-----------------------

Currently, he is the Managing Director for Valuation Associates Real Estate Group, Inc. During 1991-92, he held the position as Senior Review Appraiser for American Pioneer Savings Bank/RTC and was responsible for appraiser's compliance with the Resolution Trust Corporation's guidelines and the Uniform Standards of Professional Appraisal Practice. From 1980 to 1986, he was vice president of Associated Real Estate Analysts, Inc. Previously, from 1972 to 1979, he was president of Midwest Appraisal and Research Corporation in the Chicago area.

His real estate experience highlights a wide variety of assignments including timeshare resorts, economic studies, mobile home parks, subdivisions, railroad right-of-way, churches, single family dwellings, restaurants, and leased fee interests. Additionally, he has been qualified as an expert appraisal witness and has testified in court in eminent domain and zoning matters.

Clients Served
--------------

During his many years in the real estate community, he has had the opportunity to serve a wide variety of clients, including those with national, as well as international interests. These clients include developers and lenders such as Barnett Bank, National Bank of Commerce, United American Bank, various municipalities and insurance companies, as well as law firms and individuals. A detailed list of clientele is available upon request.


                                          COMPLETE APPRAISAL - RESTRICTED REPORT

[LOGO OF VALUATION ASSOCIATES APPEARS HERE]

                       SUPPLEMENTAL ADDENDA (VAI8-1314A):

           ESTIMATION OF THE GOING CONCERN VALUE OF THE SUBJECT FUND


                        ADDENDA TO THE FOLLOWING REPORT:

                     COMPLETE APPRAISAL - RESTRICTED REPORT

                                      OF:

                             THE AGGREGATE VALUE OF
                    THE LEASED FEE AND FEE SIMPLE INTERESTS
                            OF PROPERTIES WITHIN THE
                             PROPERTY PORTFOLIO OF
                             CNL INCOME FUND, LTD.
                     CALENDAR YEAR ENDING DECEMBER 31, 1998


                                 PREPARED FOR:

             CNL INCOME FUND XIV, LTD., AND ITS GENERAL PARTNERS,
                      MR. JAMES SENEFF, MR. ROBERT BOURNE,
                           AND CNL REALTY CORPORATION
                             400 EAST SOUTH STREET
                             ORLANDO, FLORIDA 32801

                                  PREPARED BY:

                  VALUATION ASSOCIATES REAL ESTATE GROUP, INC.
                           732 NORTH THORNTON AVENUE
                             ORLANDO, FLORIDA 32803


                          EFFECTIVE DATE OF APPRAISAL
                               DECEMBER 31, 1998

                                   VAI8-1314

               [LETTERHEAD OF VALUATION ASSOCIATES APPEARS HERE]

                       SUPPLEMENTAL ADDENDA (VAI8-1314A):
           ESTIMATION OF THE GOING CONCERN VALUE OF THE SUBJECT FUND


As an adjunct to this assignment (our file #VAI8-1314A), the client has requested that we estimate the aggregate value of the funds as a going concern exclusive of cash, securities held and other cash equivalent assets which may be held in partnership accounts. The concept of going concern value in respect to this assignment varies from the definition commonly used in the valuation of real property. The definition of the term as it applies to real property is as follows:

The value created by a proven property operation; considered as a separate entity to be valued with a specific business establishment. . . . The Dictionary
                                                                  --------------
of Real Estate Appraisal 3/rd/ ed. Appraisal Institute.
----------------------------------

This definition was developed to be utilized in the valuation of a specific real property operation such as a hotel, restaurant or other such enterprise where ideally, the combination of real property, furniture, fixtures, and equipment, business operational skills and certain intangibles provide a synergistic result.

As the term "going concern" value applies in the context of the subject assignment, the emphasis is also heavily upon the management of the fund itself. The real properties within the fund intrinsically form the first value tier along with the individual property operations themselves. The second tier of management responsibilities is directly related to the operation of the fund as a distinct entity yet integrated to a degree with the overall effort. As a result, the property specific definition above is modified conceptually to reflect a more intensive effort pertaining to the management of the entity as a whole, comprised of numerous individual properties.

In order to competently accomplish the fund management function, certain efforts are required in order to ensure and maintain the optimum aggregate value. These administrative efforts include not only the normal duties associated with the day to day property level fund operations, but include additional functions relating to fund management such as complying with Securities and Exchange Commission reporting requirements as they relate to publicly traded limited partnerships, investor relations and communications, and management issues not specifically related to basic property level activities.

Since the operation of the fund will result in additional expenses, it is necessary to deduct an amount attributable to these items from the gross property revenue generated. Based upon our analysis of these factors which are outlined above, it is our judgement that an annual amount equal to four percent of the revenue is a realistic and well supported estimate.

During the course of our estimation of going concern value, we have herein incorporated by reference all descriptive and empirical data and information contained within our file #VA8-1314A.

After careful consideration and analysis, we have estimated the going concern value of the subject fund, as of the effective date of valuation, to be as follows:

It is the opinion of the appraisers that the going concern value of the subject fund, assuming its continued operation as CNL Income Fund XIV, Ltd. as described herein, exclusive of furniture, fixtures and equipment (FF&E), cash, securities or cash equivalents held in fund accounts, or business value (if any), of the individually operated real properties which comprise the fund, as of the effective date of this report, was:

                                 $42,490,000.00

                              CERTIFICATE OF VALUE
                              --------------------

We certify that, to the best of our knowledge and belief:

-  The statements of fact contained in this report are true and correct.

- The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions, and are our personal, unbiased professional analyses, opinions, and conclusions.

- We have no present or prospective interest in the property that is the subject of this report, and we have no personal interest or bias with respect to the parties involved.

- Our compensation is not contingent upon the reporting of a predetermined value or direction in value that favors the cause of the client, the amount of the value estimate, the attainment of a stipulated result, or the occurrence of a subsequent event, nor a specific loan amount or value.

- Our analyses, opinions, and conclusions were developed, and this report has been prepared, in conformity with the Uniform Standards of Professional Appraisal Practice and the requirements of the Code of Professional Ethics and Standards of Professional Practice of the Appraisal Institute.

- We have not made a personal inspection of the property that is the subject of this report.

- No one provided significant professional assistance to the persons signing this report.

- The use of this report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives.

It is the opinion of the appraisers that the going concern value of the subject fund, assuming its continued operation as CNL Income Fund XIV, Ltd. as described herein, exclusive of furniture, fixtures and equipment (FF&E), cash, securities or cash equivalents held in fund accounts, or business value (if any), of the individually operated real properties which comprise the fund, as of the
effective date of this   report, was:

                                 $42,490,000.00

Respectfully Submitted,
VALUATION ASSOCIATES REAL ESTATE GROUP, INC.



Edward P. Karabedian, MBA                  Vincent Maldonado
Principal                                  Principal
General Associate Member of the            General Associate Member of the
Appraisal Institute                        Appraisal Institute
State Certified General Appraiser          State Certified General Appraiser
#RZ0000782                                 #RZ0001249


Laurence R. Goldenberg, MBA, MURP          James R. White, MAI, SRA
Vice President                             Managing Director/Real Estate Group
State Certified General Appraiser          State Certified General Appraiser
#RZ0001980                                 #RZ0001875
                                           Technical Desk Review Only

Ben Abdallah, MA
Associate